Exhibit 99.6

Execution Version

THIS CREDIT AGREEMENT is entered into as of April 13, 2016 among each of the undersigned designated as a borrower on the signature page hereto (with any other Person (as hereinafter defined) that becomes a borrower pursuant to Section 2.12 hereof, collectively, the “Borrowers” and individually, each a “Borrower”), Peabody Energy Australia Pty Ltd ACN 096 909 410 and PEAMCoal Pty Ltd ACN 152 004 772 (each a “Parent”), each other Guarantor (as hereinafter defined) from time to time party hereto and Global Center for Energy and Human Development, LLC (the “Lender”).

RECITALS:

WHEREAS, for the purposes specified in Section 5.07(a) and subject to the terms and conditions of this Agreement, the Borrowers desire to obtain from the Lender Loans pursuant to the Revolving Commitments.

WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth, to make the Loans to the Borrowers as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT:

In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND TERMS

Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, or (iii) the acquisition of another Person by a merger, consolidation, amalgamation or any other combination with such Person.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case the Lender is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the Lender shall not in any event be considered an Affiliate of any Borrower or any Subsidiary.

“Agreement” means this Credit Agreement, including any exhibits or schedules, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Allocable Amount” means, as of any date of determination, for a Borrower, the maximum amount of liability that could be asserted against such Borrower under this Agreement with respect to the applicable Borrower Payment without (i) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code or Section 2 of either the Uniform Fraudulent Transfer Act (as in effect in any applicable state, the “UFTA”) or the Uniform Fraudulent Conveyance Act (as in effect in any applicable state, the “UFCA”), (ii) leaving such Borrower with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

“Anti-Terrorism Law” means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

“Applicable Margin” means, for any day, a rate per annum equal to fifteen percent (15.0%) per annum.

“Approved Bank” has the meaning provided in subpart (ii) of the definition of “Cash Equivalents.”

“Asset Sale” means, with respect to any Person, the sale, lease, transfer or other disposition (including by means of sale and leaseback transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of such Person) by such Person to any other Person of any of such Person’s assets; provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment, accounts receivable or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) the actual or constructive total loss of any property or the use thereof resulting from any Event of Loss.

“Attributable Indebtedness” means, on any date of determination, in respect of any Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Australian PPS Law” means: (a) the Australian PPSA; (b) regulations made under the Australian PPSA; or (c) any amendment made at any time to any other legislation as a consequence of an Australian PPSA Law referred to in clauses (a) and (b) of this definition, including amendments to the Corporations Act.

“Australian PPSA” means the Personal Property Securities Act 2009 (Cth) of Australia.

“Authorized Officer” means, with respect to any Person, any of the following officers: the President Australia, the SVP Finance & Administration Australia, the Treasurer Australia, the Treasury Manager Australia or such other Person as is authorized in writing to act on behalf of such Person and is acceptable to the Lender. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Borrower Representative.

“Availability Block” means the percentage of the Revolving Commitment available to the Borrowers on a specific date as set forth below (or such other time periods and percentages as may be mutually agreed (in good faith) from time to time between the Lender and the Borrowers):

Time Period	Availability Block
Closing Date through June 30, 2016	35%
July 1, 2016 through August 31, 2016	60%
September 1, 2016 through December 31, 2016	75%
January 1, 2017 through the Revolving Facility Termination Date	100%

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Borrower” and “Borrowers” each has the meaning provided in the first paragraph of this Agreement.

“Borrower Payment” has the meaning provided in Section 2.05(e).

“Borrower Representative” means Peabody Energy Australia Coal Pty Ltd.

“Borrowing” means the incurrence of Revolving Loans by the Borrowers on a given date.

“Bowen GSA” means the certain General Security Deed granted or to be granted by Peabody (Bowen) in favour of the Lender.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York or Brisbane, Australia or Sydney, Australia are authorized or required by law to close.

“Capital Distribution” means, with respect to any Person, a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of such Person or as a dividend, return of capital or other distribution in respect of any of such Person’s Equity Interests.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP (as it applies as of the date of this Agreement), should be accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” means, with respect to any Person, all obligations under Capital Leases of such Person, without duplication, in each case taken as the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on the balance sheet of such Person prepared in accordance with GAAP (as it applies as of the date of this Agreement).

“Cash Equivalents” means any of the following:

(i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(ii) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (y) any commercial bank of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and having capital and surplus in excess of $500,000,000 or (z) any commercial bank (or the parent company of such bank) of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody’s is at least P-1, P-2 or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than 180 days from the date of acquisition;

(iii) time deposits, certificates of deposit and bankers’ acceptances of any commercial bank of recognized standing organized under the laws of Australia and having capital and surplus in excess of $500,000,000, in each case with maturities of not more than 180 days from the date of acquisition;

(iv) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within 180 days after the date of acquisition; and

(v) fully collateralized repurchase agreements entered into with any Approved Bank having a term of not more than 30 days and covering securities described in clause (i) above.

“Cash Flow Projections” has the meaning provided in Section 6.01(d).

“Cash Proceeds” means, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by any Credit Party or any Subsidiary from such Asset Sale, (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss and (iii) the issuance or incurrence of any Indebtedness, the aggregate cash proceeds received by any Credit Party or any Subsidiary in connection with the issuance or incurrence of such Indebtedness.

“Change in Control” means that, for any reason:

(i) Peabody Energy Corporation ceases to own, either directly or indirectly, 100% of the Equity Interests in each Parent;

(ii) a Parent ceases to own, either directly or indirectly, 100% of the Equity Interests in the Credit Parties; and

(iii) the occurrence of a change in control or similar provision under or with respect to any Material Indebtedness Agreement or Equity Interests of the Credit Parties.

“Charges” has the meaning provided in Section 10.18.

“Clean-Down Date” has the meaning provided in Section 2.10(b)(vi).

“Closing Date” means April 13, 2016.

“Collateral” means, collectively, the “Secured Property” as defined in the Security Agreement and any other collateral (whether Real Property or personal property) covered by any Security Document.

“Compliance Certificate” has the meaning provided in Section 6.01(c).

“Confidential Information” has the meaning provided in Section 10.13(b).

“Corporations Act” means the Corporations Act 2001 (Cth) of Australia.

“Credit Facility” means the credit facility established under this Agreement pursuant to which the Lender shall make Revolving Loans to the Borrowers.

“Credit Party” means any Borrower or any Guarantor.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means, for any day, an interest rate equal to the Applicable Rate plus 2% per annum.

“Disqualified Equity Interests” means any Equity Interest that (a) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Revolving Facility Termination Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or other Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time on or prior to the first anniversary of the Revolving Facility Termination Date, (c) contains any repurchase obligation that may come into effect prior to payment in full of all Obligations, (d) requires cash dividend payments prior to one year after the Revolving Facility Termination Date, (e) does not provide that any claims of any holder of such Equity Interest may have against the Borrowers or any other Credit Party (including any claims as judgment creditor or other creditor in respect of claims for the breach of any covenant contained therein) shall be fully subordinated (including a full remedy bar) to the Obligations in a manner reasonably satisfactory to the Lender, (f) provides the holders of such Equity Interests with any rights to receive any cash upon the occurrence of a change of control prior to the first anniversary date on which the Obligations have been irrevocably paid in full, unless the rights to receive such cash are contingent upon the Obligations being irrevocably paid in full, or (g) is otherwise prohibited by the terms of this Agreement.

“Dollars,” “U.S. Dollars” and the sign “$” each means lawful money of the United States.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“Event of Default” has the meaning provided in Section 8.01.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever,

(iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold (other than at the end of a stated term in any lease).

“Excluded Property” means any property in respect of which any Credit Party has at any time sufficient rights to grant a security interest but which is and remains subject to a prohibition or restriction (including any which requires the consent or waiver of any person) on the granting of a security interest over that property under:

(a) any applicable law;

(b) any contract, licence or other agreement to which the Grantor is a party,

including, in each case, without limitation any mining tenements which are subject to any such prohibitions or restrictions. For the avoidance of doubt, any property will automatically cease to be “Excluded Property” and will become subject to the relevant security interest on and from the time that the prohibition or restriction on granting a security interest over that property ceases to apply (including, for the avoidance of doubt, by reason of any requisite consents or waivers being given to the relevant Credit Party in relation to the granting of the security interest).

“FIRB” means the Foreign Investment Review Board, Australia.

“FIRB Application” means an application made by the Lender under the Foreign Acquisitions and Takeovers Act 1975 (Cwlth), pursuant to Section 6.10(a).

“FIRB No Objection Notice” means a written notice from FIRB to the Lender notifying the Lender that FIRB either approves of or does not object to the transactions the subject of the FIRB Application.

“Free Cash” means cash held by the Credit Parties or any of its Subsidiaries that is not held in escrow, trust or other fiduciary capacity for or on behalf of any other Person or subject to any other restriction.

“GAAP” means generally accepted accounting principles in Australia as in effect from time to time (except where otherwise specified).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means Parent and any Subsidiary of Parent that is or hereafter becomes a party to the Guaranty.

“Guaranty” means that certain Deed of Guaranty, dated as of the date hereof, among the Credit Parties and the Lender, and any other guaranty, in form and substance satisfactory to the Lender, pursuant to which a Person guarantees all or any portion of the Obligations.

“Guaranty Obligations” means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefore; (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness; or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Hedge Agreement” means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement or (iii) any commodities hedge agreement.

“Indebtedness” of any Person means without duplication:

(i) all indebtedness of such Person for borrowed money;

(ii) all bonds, notes, debentures and similar debt securities of such Person;

(iii) the deferred purchase price of capital assets or services that in accordance with GAAP (as it applies as at the date of this Agreement) would be shown on the liability side of the balance sheet of such Person;

(iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and unpaid reimbursement obligations in respect thereof;

(v) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances or surety bonds;

(vi) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed;

(vii) all Capitalized Lease Obligations of such Person;

(viii) all obligations of such Person with respect to asset securitization financing;

(ix) all net obligations of such Person under Hedge Agreements;

(x) all Disqualified Equity Interests of such Person;

(xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; and

(xii) all Guaranty Obligations of such Person;

provided, however, that (y) neither trade payables (other than trade payables outstanding for more than 90 days after the date such trade payables were created), deferred revenue, taxes nor other similar accrued expenses, in each case arising in the ordinary course of business, shall constitute Indebtedness; and (z) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon. The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any indebtedness of a joint venture secured by a Lien on property owned or being purchased by any Credit Party or any Subsidiary as of any date shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the indebtedness that is secured by such Lien and (b) the maximum amount for which any Credit Party or any Subsidiary may be liable (which may be determined with reference to the fair market value of the property securing such indebtedness as reasonably determined by any Parent in good faith) pursuant to the terms of such indebtedness. Except as set forth in the sentence immediately above, the amount of indebtedness of any joint venture, which is attributable to any Credit Party or any Subsidiary, shall be deemed to equal the amount of indebtedness that would be attributable to that Credit Party or any Subsidiary in accordance with GAAP.

“Indemnitees” has the meaning provided in Section 10.02.

“Insolvency Event” means, with respect to any Person:

(i) the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy, winding up, insolvency or analogous law in any jurisdiction outside of the United States or any other action is taken with a view to the winding up of such Person;

(ii) the commencement of an involuntary case against such Person under the Bankruptcy Code or any bankruptcy, winding up, or insolvency or analogous law in any jurisdiction outside of the United States and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case;

(iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person;

(iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days;

(vi) such Person is adjudicated insolvent or bankrupt;

(vii) any order of relief or other order approving any such case or proceeding is entered, if available under applicable law;

(viii) such Person suffers any appointment of any conservator or the like for it or any material part of its property that continues undischarged or unstayed for a period of 60 days;

(ix) such Person makes a general assignment for the benefit of creditors or generally does not or is unable to pay its debts as such debts become due;

(x) any petition is presented or order or meeting convened or resolution passed for the winding up or administration of such Person or for a provisional liquidator to be appointed in respect of such Person and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case;

(xi) any distress, execution or other process is levied on any material portion of the assets of such Person or any liquidator, provisional liquidator, receiver or administrative receiver of such Person is appointed;

(xii) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing; or

(xiii) any event analogous to any of the foregoing occurring in or outside of the United States.

“Investment” means: (i) any direct or indirect purchase or other acquisition by a Person of any Equity Interest of any other Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand), capital contribution or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” has the meaning provided in the first paragraph of this Agreement.

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” means any Revolving Loan.

“Loan Documents” means this Agreement, the Note, any Guaranty, any joinder agreement, the Security Documents and any other agreement, document or instrument executed in connection herewith or therewith.

“Margin Stock” has the meaning provided in Regulation U.

“Material Adverse Effect” means any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities or financial or other condition of any Borrower or the

Borrowers and their Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of any Borrower or any other Credit Party to perform its obligations under any of the Loan Documents to which it is a party, or any material adverse effect on the ability of the Borrowers and the other Credit Parties, taken as a whole, to perform their obligations under any of the Loan Documents to which they are party; (iii) any material adverse effect on the validity, effectiveness or enforceability, as against any Borrower, individually, or the Credit Parties, taken as a whole, of any of the Loan Documents to which it is or they are a party; (iv) any material adverse effect on the rights and remedies of the Lender against any Borrower or the Credit Parties, taken as a whole, under any Loan Document; or (v) any material adverse effect on the validity, perfection or priority of any Lien in favor of the Lender on any of the Collateral; provided that, in each case above, other than, as arising directly or indirectly as a result of (x) any Insolvency Event affecting Peabody Energy Corporation or any of its Subsidiaries incorporated in the United States of America or (y) an “Event of Default” occurring under the US Credit Agreement (as that term is defined therein).

“Material Indebtedness” means, as to any Borrower or any Subsidiary, any particular Indebtedness of such Borrower or such Subsidiary (including any Guaranty Obligations) in excess of the aggregate principal amount of $50,000,000.

“Material Indebtedness Agreement” means any agreement governing or evidencing any Material Indebtedness.

“Maximum Rate” has the meaning provided in Section 10.18.

“Minimum Borrowing Amount” means with respect to any Loan, $1,000,000, with minimum increments thereafter of $1,000,000.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“NAB” means National Australia Bank Limited ABN 12 004 044 937.

“NAB Transactional Facility” means the document dated 4 February 2016 entitled “Transactional Facilities Letter of Offer” between Peabody Energy Australia Pty Ltd ACN 096 909 410, Peabody Coalsales Pacific Pty Ltd ACN 146 797 408 and NAB.

“Net Cash Proceeds” means, with respect to (i) any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state and local taxes paid or reasonably estimated to be payable by such Person as a consequence of such Asset Sale, and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset that is the subject of such Asset Sale, and required to be, and that is, repaid under the terms thereof as a result of such Asset Sale, and (B) incremental federal, state and local income taxes paid or payable as a result thereof; (ii) any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event of Loss, and local taxes paid or reasonably estimated to be payable by such Person as a consequence of such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset that is the subject of the Event of Loss and required to be, and that is, repaid under the terms thereof as a result of such Event of Loss, and (B) incremental federal, state and local income taxes paid or payable as a result thereof; and (iii) the incurrence or issuance of any Indebtedness, the Cash Proceeds resulting therefrom net of reasonable and customary fees and expenses incurred in connection therewith and net of the repayment or payment of any Indebtedness or obligation intended to be repaid or paid with the proceeds of such Indebtedness; in the case of each of clauses (i), (ii) and (iii), to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

“Note” means a promissory note substantially in the form of Exhibit A.

“Notice of Borrowing” has the meaning provided in Section 2.04(b).

“Notice Office” means the office of the Lender at 701 Market Street, St. Louis, MO 63101, Attention: Senior Vice President - Finance, with a copy to 701 Market Street, St. Louis, MO 63101, Attention: Chief Legal Officer, or, in each case, such other office as the Lender may designate in writing to the Borrowers from time to time.

“Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Credit Party to the Lender or any Affiliate of the Lender pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Without limiting the generality of the foregoing description of Obligations, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by the Credit Parties under any Loan Document, and (b) the obligation to reimburse any amount in respect of any of the foregoing that the Lender or any Affiliate, in connection with the terms of any Loan Document, may elect to pay or advance on behalf of the Credit Parties.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, or equivalent formation documents, and Bylaws, or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement and any amendments to any of the foregoing.

“Parent” has the meaning provided in the first paragraph of this Agreement.

“Payment Office” means such office(s) as the Lender may designate to the Borrowers in writing from time to time.

“Peabody Bowen” means Peabody (Bowen) Pty Ltd ACN 010 879 526.

“Permitted Creditor Investment” means any securities (whether debt or equity) received by any Borrower or any Subsidiary in connection with the bankruptcy or reorganization of any customer or supplier of such Borrower or any such Subsidiary and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

“Permitted Lien” means any Lien permitted by Section 7.03.

“Permitted Purposes” means general corporate purposes (including, without limitation, capital expenditures) and working capital, in each case, not inconsistent with the terms of this Agreement and otherwise not in violation of applicable law.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, central bank, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Post-Closing Security Agreement” means:

(a) a certain general security deed among the Credit Parties (other than any Credit Party expressly restricted from granting a general security under the terms of the FIRB No Objection Notice) and the Lender; and

a certain specific security deed among the Credit Parties (other than any Credit Party expressly restricted from granting a specific security under the terms of the FIRB No Objection Notice) and the Lender, in each case, where the property secured under such Post-Closing Security Agreement (i) excludes the Excluded Property and (ii) is not otherwise already secured in favour of the Lender under any other Loan Document, and the granting of the Lien under such Post-Closing Security Agreement would not breach any condition of the terms of the FIRB No Objection Notice or is not otherwise expressly restricted under those terms.

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Restricted Payment” means (i) any Capital Distribution, (ii) any amount paid by any Credit Party or any Subsidiary in repayment, prepayment, redemption, retirement, repurchase, direct or indirect, of any subordinated Indebtedness or (iii) any voluntary or mandatory prepayment of principal of any Material Indebtedness (other than the Obligations).

“Revolving Commitment” means $250,000,000.

“Revolving Facility” means the credit facility established under Section 2.02 pursuant to the Revolving Commitment.

“Revolving Facility Availability Period” means the period from the Closing Date until the Revolving Facility Termination Date.

“Revolving Facility Exposure” means, at any time, the sum of the principal amounts of all Revolving Loans made by the Lender and outstanding at such time.

“Revolving Facility Termination Date” means the earlier of (i) March 13, 2019 and (ii) the date that all of the Revolving Commitments have been terminated pursuant to Section 2.09 or Section 8.02.

“Revolving Loan” means any loan made by the Lender pursuant to Section 2.02.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“SEC” means the United States Securities and Exchange Commission.

“Security Agreement” means

that certain Specific Security Deed, dated as of the date hereof, among Peabody Energy Australia PCI Pty Ltd ACN 096 001 955 and the Lender.

“Security Documents” means the Security Agreement, each additional security document entered into pursuant to Section 6.08 hereof or any other Loan Document, any UCC financing statement, any control agreement and any document pursuant to which any Lien is granted or perfected by any Credit Party to the Lender as security for any of the Obligations.

“Standard Permitted Lien” means any of the following:

(i) Liens for taxes not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

(ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of a Parent or any of its Subsidiaries and do not secure any Indebtedness;

(iii) Liens created by this Agreement or the other Loan Documents;

(iv) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(h);

(v) Liens incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, reclamation bonds, insurance bonds, statutory obligations, government contracts, surety, appeal, customs, performance bonds, bank guarantees, letters of credit and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

(vi) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of a Parent or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

(vii) easements, agistments, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of a Parent and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect;

(viii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided, that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

(ix) one of the following transactions to the extent permitted under this Agreement and such transaction does not secure payment or performance of an obligation: (A) a transfer of an “account” or “chattel paper” (as defined in the Australian PPSA), (B) a commercial consignment, or (C) a PPS lease (as defined in the Australian PPSA);

(x) Liens with respect to retention of title arrangements entered into by any Credit Party or its Subsidiary in the ordinary course of business;

(xi) (A) Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties or (B) cross charges, Liens or security arrangements entered into in respect of a joint venture for the benefit of a participant, manager or operator of such joint venture, in each case, consistent with normal practices in the mining industry;

(xii) (A) Liens in favor of a banking institution arising by operation of law or any contract encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry or (B) contractual rights of setoff to the extent constituting Liens; and

(xiii) Liens on receivables and rights related to such receivables created pursuant to any agreement under which such receivables or rights are transferred (to the extent, in each case, that any such disposition of receivables is deemed to give rise to a Lien).

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the Equity Interests of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof (it being understood that none of (i) Wambo Coal Pty Ltd ACN 000 668 057, (ii) Middlemount Coal Pty Ltd ACN 122 348 412, (iii) Monto Coal 2 Pty Ltd ACN 098 919 414, (iv) Red Mountain Infrastructure Pty Ltd ACN 115 080 003, (iv) Peabody Energy Australia PCI (C&M Equipment) Pty Ltd ACN 121 437 036, (v) Peabody Energy Australia (C&M Management) Pty Ltd ACN 077 890 932, (vi) Peabody Bistrotel Pty Ltd ACN 079 942 073 and (vii) each of their subsidiaries (as defined in the Corporations Act) shall constitute a Subsidiary of any Borrower or its Subsidiaries hereunder). Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of a Parent.

“Taxes” has the meaning provided in Section 3.01(a).

“Total Credit Facility Amount” means the Revolving Commitment. As of the Closing Date, the Total Credit Facility Amount is $250,000,000.

“UCC” means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

“United States” and “U.S.” each means United States of America.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

“US Credit Agreement” means the Amended and Restated Credit Agreement, dated September 24, 2013, between Peabody Energy Corporation, as borrower, Citibank N.A., as administrative agent, and the other parties party thereto from time to time (as amended).

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or other similar governing body of such Person.

Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”

Section 1.03 Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

Section 1.04 Australian Legislation. Where the context so requires, (i) any term defined in this Agreement or the Loan Documents by reference to the “UCC” or the “Uniform Commercial Code” shall instead have the analogous meaning given to such term in applicable Australian PPS Law, in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall instead be deemed to refer to the analogous documents used under applicable Australian PPS Law, (iii) all references to the United States of America, or to any subdivision, department, agency or instrumentality thereof shall instead be deemed to refer to Australia, or to any subdivision, department, agency or instrumentality thereof, (iv) all references to federal or state securities laws of the United States shall instead be deemed to refer to analogous federal and state securities laws in Australia, (v) all references to any proceeding, corporate action, procedure or step commenced or taken by or against that Person under any provision of the Bankruptcy Code, or under any other state or federal bankruptcy or insolvency law, shall instead be deemed to refer to a proceeding, corporate action, procedure or step commenced or taken by or against that Person under any provision of any analogous federal and state bankruptcy or insolvency laws in Australia, including the Corporations Act, and (vi) all references in this Agreement to GAAP shall instead be deemed to refer to generally accepted accounting principles in Australia as in effect from time to time.

Section 1.05 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

ARTICLE II.

THE TERMS OF THE CREDIT FACILITY

Section 2.01 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Lender agrees to establish the Credit Facility for the benefit of the Borrowers; provided, however, that at no time will the Revolving Facility Exposure exceed the Total Credit Facility Amount.

Section 2.02 Revolving Facility. During the Revolving Facility Availability Period, the Lender agrees, on and subject to the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to the Borrowers, in such amounts as the Borrowers may request from time to time pursuant to the Revolving Commitment, which Revolving Loans (i) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (ii) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Facility Exposure would exceed the Revolving Commitment or (B) the Borrowers would be required to prepay Loans.

Section 2.03 [Reserved].

Section 2.04 Notice of Borrowing.

(a) Time of Notice. Each Borrowing of a Loan shall be made upon notice in the form provided for below which shall be provided by the Borrower Representative to the Lender at its Notice Office not later than 11:00 A.M. (local time at its Notice Office) at least three (3) Business Days’ prior to the date of such Borrowing.

(b) Notice of Borrowing. Each request for a Borrowing shall be made by an Authorized Officer of the Borrower Representative by delivering written notice of such request substantially in the form of Exhibit B hereto (each such notice, a “Notice of Borrowing”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower Representative of a Notice of Borrowing), and in any event each such request shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing and (ii) the date of the Borrowing (which shall be a Business Day). Without in any way limiting the obligation of the Borrower Representative to confirm in writing any telephonic notice permitted to be given hereunder, the Lender may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Lender in good faith to be from an Authorized Officer of the Borrower Representative entitled to give telephonic notices under this Agreement on behalf of the Borrowers. In each such case, the Lender’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by the Borrowers shall not be less than the Minimum Borrowing Amount.

(d) Maximum Borrowings. Not more than two Borrowings may be incurred by the Borrowers during any calendar month.

Section 2.05 Evidence of Obligations.

(a) Loan Accounts. The Lender shall maintain accounts in which it shall record (i) the amount of each Loan and Borrowing made hereunder, (ii) the amount of any principal due and payable or to become due and payable from the Borrowers, and (iii) the other details relating to the Loans and other Obligations.

(b) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.05(a) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, that the failure of the Lender to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Credit Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.

(c) Note. Upon the request of the Lender, the Borrowers will execute and deliver to the Lender a Note to evidence the Borrowers’ obligation to pay the principal of, and interest on, the Revolving Loans made to it by the Lender and its registered assigns; provided, however, that the decision of the Lender to not request a Note shall in no way detract from the Borrowers’ obligations to repay the Loans and other amounts owing by the Borrowers to the Lender in accordance with the terms of this Agreement.

(d) Joint and Several Liability of the Borrowers. Each request by the Borrower Representative for a Borrowing shall be deemed to be a joint and several request by all of the Borrowers. Each Borrower acknowledges and agrees that the Lender is entering into this Agreement at the request of each Borrower and with the understanding that each Borrower is and shall remain fully liable, jointly and severally, for payment in full of all of the Obligations.

(e) Contribution Among Borrowers. To the extent that any Borrower shall make a payment (each a “Borrower Payment”) of all or any portion of the Obligations, then such Borrower shall be entitled to contribution and indemnification from, and be reimbursed by, the other Borrowers in an amount equal to a fraction of such Borrower Payment, the numerator of which fraction is such other Borrower’s Allocable Amount as of the date on which such payment is made (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or if such other Borrower’s Allocable Amount has not been determined, the aggregate amount of all monies received by such other Borrower from all other Borrowers after the date hereof (whether by loan, capital infusion or by other means) and the denominator of which is the sum of the aggregate Allocable Amount of all Borrowers as of the date on which such payment is made (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that an Allocable Amount of a Borrower has not been determined, the aggregate amount of all monies received by such Borrower from all other Borrowers after the date hereof (whether by loan, capital infusion or by other means). This Section is intended only to define the relative rights of the Borrowers, and nothing set forth in this Section is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents. The Borrowers acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Borrower to which such contribution and indemnification is owing. Any right of contribution of any of the Borrowers shall be subject and subordinate to the prior indefeasible payment in full of the Obligations.

(f) Miscellaneous. The obligations of the Lender as provided in this Section shall be considered to have complied with if the Lender maintains such accounts consistent with past practice. Each Borrower hereby agrees that the failure of the Lender to comply with the provisions of this Section shall not relieve the Credit Parties of any of their obligations under this Agreement or any of the other Loan Documents.

Section 2.06 Interest; Default Rate.

(a) Interest on Revolving Loans. Subject to clauses (b) and (c) below, the outstanding principal amount of each Revolving Loan made by the Lender shall bear interest at the Applicable Margin.

(b) Default Interest. Notwithstanding the above provisions, if an Event of Default has occurred and is continuing, all outstanding amounts of principal and, to the extent permitted by applicable law, all overdue interest in respect of each Loan and all fees or other amounts owed hereunder shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable in cash on demand, at a rate per annum equal to the Default Rate. In addition, if any amount (other than amounts as to which the foregoing are applicable) payable by the Credit Parties under the Loan Documents is not paid when due, upon written notice by the Lender, such amount shall bear interest, payable in cash on demand, at a rate per annum equal to the Default Rate.

(c) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the Borrowers on the Revolving Maturity Date, at maturity (whether by acceleration or otherwise), and, after such maturity or, in the case of any interest payable pursuant to Section 2.06(b), on demand.

(d) Computations of Interest. All computations of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days.

Section 2.07 [Reserved].

Section 2.08 Authority of the Borrower Representative. Each Borrower hereby irrevocably designates and appoints the Borrower Representative as its agent under this Agreement and the other Loan Documents and hereby irrevocably authorizes the Borrower Representative to give and receive notices on its behalf, and to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as such Borrower could exercise on its own (which the Borrower Representative may, but shall not be obligated to, do), together with such other powers as are reasonably incidental thereto, with all such actions by the Borrower Representative that purport to be on behalf of any Borrower being sufficient, without any further action or authorization by such Borrower, to bind such Borrower. Any requirement that notice be given to the Borrowers hereunder may be satisfied with a notice given only to the Borrower Representative, and any notice required to be given by the Borrowers may be satisfied with a notice given only by the Borrower Representative. The Lender shall be entitled to rely upon all statements, certificates, notices, consents, affidavits, letters, cablegrams, telegrams, facsimile transmissions, electronic transmissions, e-mails, telex or teletype messages, orders or other documents or conversations furnished or made by the Borrower Representative pursuant to any of the provisions of this Agreement or any of the other Loan Documents, or otherwise in connection with the transactions contemplated by the Loan Documents, as being made or furnished on behalf of, and with the effect of irrevocably binding, each Borrower, without any duty to ascertain or to inquire as to the authority of the Borrower Representative in so doing. Notwithstanding the foregoing, the Lender may also rely on or act in accordance with directions or instructions coming directly from any such Borrower.

Section 2.09 Termination and Reduction of Revolving Commitments.

(a) Mandatory Termination of Revolving Commitments. All of the Revolving Commitments shall terminate on the Revolving Facility Termination Date.

(b) Voluntary Termination of the Revolving Commitment. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Lender at its Notice Office, the Borrowers shall have the right, without penalty or premium, to terminate (x) in whole the Revolving Commitment, provided that all outstanding Revolving Loans are contemporaneously prepaid in accordance with Section 2.10 or (y) in part the Revolving Commitment, provided that if the Revolving Facility Exposure exceeds the Total Credit Facility Amount, then the Borrowers shall, on such day, prepay on such date the principal amount of Loans in an aggregate amount at least equal to such excess.

Section 2.10 Voluntary, Scheduled and Mandatory Prepayments of Loans.

(a) Voluntary Prepayments. The Borrowers shall have the right to prepay any of the Loans owing by it, in whole or in part, without premium or penalty. The Borrower Representative shall give the Lender at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Lender) of its intent to prepay the Loans, the amount of such prepayment, which notice shall be received by the Lender by 11:00 A.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, provided that:

(i) each partial prepayment shall be in an aggregate principal amount of at least $1,000,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $1,000,000 in excess thereof; and

(ii) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto.

(b) Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment (in the case of any partial prepayment conforming to the requirements as to the amounts of partial prepayments set forth in Section 2.10(a) above), in accordance with the following provisions:

(i) Revolving Facility Termination Date. The entire principal amount of all outstanding Revolving Loans shall be repaid in full on the Revolving Facility Termination Date.

(ii) Loans Exceed the Total Credit Facility Amount. If on any date (after giving effect to any other payments made on such date) the Revolving Facility Exposure exceeds the Total Credit Facility Amount, then the Borrowers shall, on such day, prepay on such date the principal amount of Loans in an aggregate amount at least equal to such excess.

(iii) Certain Proceeds of Asset Sales. If during any fiscal year of any of the Credit Parties or their respective Subsidiaries has received cumulative Net Cash Proceeds during such fiscal year from one or more Asset Sales of at least $10,000,000 (other than Asset Sales permitted by Section 7.02(e)), not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale shall be applied as a mandatory prepayment of the Loans in accordance with Section 2.10(b)(vii) below; provided, that (A) if no Default or Event of Default shall have occurred and be continuing, and (B) the Borrowers notify the Lender of the amount and nature thereof and of their intention to reinvest all or a portion of such Net Cash Proceeds in such capital expenditures during such 180-day period, then no such prepayment shall be required and may be applied as provided in Section 8.03 if an Event of Default occurs and is continuing. If at the end of any such 180-day period any portion of such Net Cash Proceeds has not been so reinvested, the Borrowers will immediately make a prepayment of the Loans, to the extent required above.

(iv) Certain Proceeds of Indebtedness. Not later than the second Business Day following the date of the receipt by any Credit Party of the Net Cash Proceeds from any sale or issuance of any Indebtedness (other than any Indebtedness permitted to be incurred pursuant to Section 7.04 after the Closing Date), the Borrowers will make a prepayment of the Loans in an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.10(b)(vii) below.

(v) Certain Proceeds of an Event of Loss. If during any fiscal year of the Borrowers, any of the Credit Parties or their respective Subsidiaries has experienced one or more Events of Loss, not later than the third Business Day following the date of receipt of any Net Cash Proceeds in excess of $1,000,000 in respect thereof (excluding proceeds of business interruption insurance), the Borrowers will make a prepayment of the Loans with an amount equal to 100% of the Net Cash Proceeds in excess of $1,000,000 then received from any Event of Loss in accordance with Section 2.10(b)(vii) below. Notwithstanding the foregoing, in the event any of the Credit Parties or their respective Subsidiaries experiences an Event of Loss and (A) the Net Cash Proceeds received in any fiscal year as a result of such Event of Loss are less than $2,000,000, (B) no Default or Event of Default has occurred and is continuing, and (C) the Borrowers notify the Lender in writing that it intends to repair, rebuild or restore the affected property, that such repair, rebuilding or restoration can be accomplished within 180 days out of such Cash Proceeds and other funds available to the applicable Credit Party or Subsidiary, then no such prepayment of the Loans shall be required and may be applied as provided in Section 8.03 if an Event of Default occurs and is continuing. If at the end of any such 180-day period any portion of such Net Cash Proceeds from Events of Loss has not been so used to rebuild or restore the affected property, the Borrowers will immediately make a prepayment of the Loans, to the extent required above.

(vi) Quarterly Clean-Down. The Borrowers shall repay Loans, on the last Business Day of each March, June, September and December, commencing with September 30, 2016 (“Clean-Down Date”), in an aggregate amount such that after giving effect to such repayment, the aggregate amount of Free Cash maintained by the Credit Parties as of such Clean-Down Date does not exceed the aggregate of the net cash needs of the Credit Parties and their respective Subsidiaries for the next calendar month as set forth in the most recently delivered Cash Flow Projections provided to the Lender (which Cash Flow Projection shall be mutually satisfactory to the Lender and the Borrowers) or $50,000,000 Australian dollars, whichever is greater.

(vii) Applications of Certain Prepayment Proceeds. Each prepayment required to be made pursuant to Section 2.10(b)(ii), (iii), (iv), (v) or (vi) above shall be applied as a mandatory prepayment of the outstanding Revolving Loans (without a reduction of the commitments related thereto).

(c) Extent of Obligations. For the avoidance of doubt, no Credit Party shall be required to pay or repay any amount under Section 2.10(b) in an amount greater than the principal amount of outstanding Loans at the relevant time.

Section 2.11 Method and Place of Payment.

(a) Generally. All payments made by the Borrowers hereunder under the Note or any other Loan Document shall be made without setoff, counterclaim or other defense.

(b) Payment of Obligations. Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Lender on the date when due and shall be made at the Payment Office in immediately available funds and shall be made in Dollars.

(c) Timing of Payments. Any payments under this Agreement that are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

Section 2.12 Addition of Borrowers.

(a) Addition of Borrowers. Any Subsidiary that is not then a Borrower hereunder may become a Borrower hereunder with the written consent of the Lender, which consent shall be given in the sole discretion of the Lender, and pursuant to any procedures and documentation satisfactory in form and substance to Lender.

(b) Documentation. Upon satisfaction by the Borrower Representative and any Subsidiary of the requirements set forth in subpart (a) above, and the Lender’s satisfaction that the addition of such Subsidiary as a Borrower hereunder is appropriately documented pursuant to this Agreement and the other Loan Documents, such Subsidiary shall be designated a “Borrower” pursuant to the terms and conditions of this Agreement, and such Subsidiary shall become bound by all representations, warranties, covenants, provisions and conditions of this Agreement and each other Loan Document applicable to the Borrowers as if such Borrower had been the original party making such representations, warranties and covenants.

ARTICLE III.

TAXES

Section 3.01 Net Payments.

(a) All payments made by the Credit Parties hereunder, under the Note or any other Loan Document, will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). The Credit Parties will indemnify and hold harmless the Lender, or reimburse the Lender, upon its written request, for the amount of any Taxes imposed on and paid by the Lender with respect to such payments. The Credit Parties will furnish to the Lender within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Credit Parties.

(b) If the Lender determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes as to which indemnification has been paid by the Credit Parties pursuant to this Section 3.01, it shall promptly remit such refund (including any interest received in respect thereof), net of all reasonable and documented out-of-pocket costs and expenses, to the Credit Parties; provided, however, that the Credit Parties agree to promptly return any such refund (plus interest) to the Lender in the event the Lender is required to repay such refund to the relevant taxing authority. The Lender shall provide the Credit Parties with a copy of any such notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. The Lender shall apply for any such refund upon the reasonable request and at the expense of the Credit Parties.

ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent at Closing Date. The obligation of the Lender to make Loans is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

(a) Credit Agreement. This Agreement shall have been executed by the Credit Parties and the Lender.

(b) Note. The Borrowers shall have executed and delivered to the Lender the Note to the extent requested.

(c) Security Agreement. The Credit Parties shall have duly executed and delivered the Security Agreement.

(d) Corporate Resolutions and Approvals. The Lender shall have received certified copies of the resolutions of the Board of Directors or equivalent governing body of the Credit Parties approving or ratifying the transactions provided for herein and in the other Loan Documents and authorizing the Credit Parties to fulfill all of their respective obligations hereunder and under the other Loan Documents, and documents evidencing all other necessary corporate or other organizational action, as the case may be, and governmental approvals, if any, with respect to the execution, delivery and performance by the Credit Parties of the Loan Documents, all of which documents to be in form and substance satisfactory to the Lender.

(e) Recordation of Security Agreement, Delivery of Collateral, Taxes, etc. The Security Agreement (or proper notices or UCC financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights, Liens and security interests of the parties thereto and their respective successors and assigns, all Collateral items required to be physically delivered to the Lender thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issuance of the Obligations and the delivery of the Notes shall have been paid in full or satisfactory arrangements are in place for payment of the same.

(f) Litigation. Except as disclosed in Peabody Energy Corporation’s period reports filed prior to the date hereof under the Securities Exchange Act of 1934 (as amended), there is no litigation that could reasonably be expected to has resulted in, or could reasonably be expected to have a Material Adverse Effect.

(g) No Material Adverse Change. As of the Closing Date, no condition or event shall have occurred since December 31, 2015 that has resulted in, or could reasonably be expected to have a Material Adverse Effect.

(h) Miscellaneous. The Credit Parties shall have provided to the Lender such other items and shall have satisfied such other conditions as may be reasonably required by the Lender.

Section 4.02 Conditions Precedent to All Borrowings. The obligation of the Lender to make each Borrowing (except as specified below) is subject, at the time thereof, to the satisfaction of the following conditions:

(a) Cash Forecast. The amount of such Borrowing shall not exceed the lesser of (i) Total Credit Facility Amount less the aggregate amount of Loans outstanding, in each case as of the proposed date of the borrowing, (ii) the net cash needs set forth in the most recently delivered Cash Flow Projections provided to the Lender, and (iii) the Total Credit Facility Amount times the applicable Availability Block, in each case as of the proposed date of the borrowing.

(b) Notice. The Lender shall have received a Notice of Borrowing meeting the requirements of Section 2.04(b) with respect to any Borrowing.

(c) No Default; Representations and Warranties. At the time of each Borrowing and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

(d) Post Closing Security Agreement. With respect to each Borrowing requested after the date which is 10 days after the date on which the FIRB No Objection Notice has been received, the Credit Parties have (i) entered into a Post-Closing Security Document on terms and in form and substance satisfactory to the Lender (provided in each case that by entering into the Post-Closing Security Agreement neither the Lender nor the Credit Party would be in breach of any condition to the FIRB No Objection Notice), and (ii) executed and delivered the documents and tasks set forth on Schedule 6.10 in relation thereto, in each case within the time limits specified on such schedule.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loans, each Credit Party makes the following representations and warranties to, and agreements with, the Lender, all of which shall survive the execution and delivery of this Agreement and each Borrowing:

Section 5.01 Corporate Status. Each Credit Party (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or in full force and effect under the laws of the jurisdiction of its organization or formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except where the failure to be so qualified would not have a Material Adverse Effect.

Section 5.02 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party. Each Credit Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and subject to necessary stamping and registration.

Section 5.03 Legal Name. The true and correct legal name of each Credit Party is set forth on the signature pages hereto and in the other Loan Documents.

Section 5.04 No Violation. Neither the execution, delivery and performance by any Credit Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement or other material agreement to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Organizational Documents of such Credit Party.

Section 5.05 Consents and Approvals. No order, consent, approval, license, authorization or filing, recording or registration with, or exemption by, any Governmental Authority or other third party is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Loan Document to which it is a party or any of its obligations thereunder, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents, the payment of any applicable stamp duty, consents of landlords not required to be obtained herein or in any other Loan Document, and consents of third parties (other than any Governmental Authority) the failure of which to obtain could not reasonably be expected to be materially adverse to the interests of the Lenders under the Loan Documents.

Section 5.06 Litigation. Except as disclosed in Peabody Energy Corporation’s period reports filed prior to the date hereof under the Securities Exchange Act of 1934 (as amended), there are no actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened with respect to any Credit Party or any of its respective Subsidiaries or against any of their respective properties that have had, or could reasonably be expected to have, a Material Adverse Effect.

Section 5.07 Use of Proceeds; Margin Regulations.

(a) The proceeds of the Loans shall be utilized solely for Permitted Purposes.

(b) No part of the proceeds of any Borrowing will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of any Borrower or of any Borrower and its consolidated Subsidiaries that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

Section 5.08 [Reserved].

Section 5.09 Solvency. The Credit Parties, taken as a whole, have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are now solvent and able to pay their debts as they mature, and the Credit Parties, taken as a whole, own property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Credit Parties’ debts; and the Credit Parties are not entering into the Loan Documents with the intent to hinder, delay or defraud their creditors. For purposes of this Section, “debt” means any liability on a claim, and “claim” means (y) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.10 Tax Returns and Payments. Each Credit Party has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith.

Section 5.11 Investment Company Act, etc. Neither any Borrower nor any of their Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, or under any other federal or state statute or regulation which may limit their ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

Section 5.12 [Reserved].

Section 5.13 Title to Properties. Each Credit Party has good title in the Collateral free and clear of Liens other than Permitted Liens.

Section 5.14 Lawful Operations, etc. Each Credit Party and each of its Subsidiaries: (i) holds all necessary foreign, federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business and own its properties; and (ii) is in full compliance with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including, without limitation, applicable requirements of environmental laws, except for any failure to obtain and maintain in effect, or noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.15 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such information consisting of financial projections prepared by the Credit Parties or any of their Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lender that such projections as to future events and other forward-looking information are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

Section 5.16 Defaults. No Default or Event of Default has occurred and is continuing.

Section 5.17 No Material Adverse Change. Since December 31, 2015, there has been no change in the condition, business, affairs or prospects of the Credit Parties, or their properties and assets, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

Section 5.18 Anti-Terrorism Law Compliance. Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Neither any Credit Party, nor any Subsidiary of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby would be prohibited under U.S. law. Each Credit Party and each of its Subsidiaries are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE VI.

AFFIRMATIVE COVENANTS

Each Credit Party hereby covenants and agrees that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Revolving Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full, as follows:

Section 6.01 Reporting Requirements. The Borrowers will furnish, or cause to be furnished, to the Lender:

(a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrowers, the unaudited consolidated balance sheets of Peabody Australia Holdco Pty Ltd and its Subsidiaries (and such other Persons to the extent required to be included in order to comply with GAAP) as at the end of such fiscal year and the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail.

(b) [Reserved].

(c) Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in subpart (a) above, (i) a certificate (a “Compliance Certificate”), substantially in the form of Exhibit E, signed by an Authorized Officer of the Borrower Representative to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Credit Parties have taken or propose to take with respect thereto, and (ii) if, as a result of any change in accounting principles and policies (or the application thereof) from those used in the preparation of the historical financial statements of the Credit Parties, the consolidated financial statements of the Credit Parties delivered pursuant to Section 6.01(a) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Lender.

(d) Cash Flow Projections. By Friday of each week, the Borrowers shall submit to Lender 13-week cash flow projections in reasonable detail, representing Borrowers’ good faith projections (including cash flow projections) for the ensuing 13-week period on a rolling basis, together with a statement of any underlying assumptions and supporting schedules and information, including a report of variances (such projections, the “Cash Flow Projections”).

(e) Notices. Promptly, and in any event within three Business Days, after any Credit Party or any Subsidiary obtains knowledge thereof, notice of:

(i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Credit Parties propose to take with respect thereto; and

(ii) any event that could reasonably be expected to have a Material Adverse Effect (which in all instances, shall include the appointment of an administrator with respect to any of the Credit Parties or their assets).

(f) SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC or any equivalent governing body, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that a Parent, the Credit Parties or any of their respective Subsidiaries files with the SEC or any equivalent governing body on Form 10-K, 10-Q or 8-K (or any successor forms), provided that the notification by the Borrower Representative of the electronic filing of any of the foregoing reports with the SEC or equivalent governing body shall satisfy the requirements of this clause (f).

(g) [Reserved].

(h) Auditors’ Internal Control Comment Letters, etc. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Credit Parties and/or any of their Subsidiaries that is submitted to such Credit Party or Subsidiary by its independent accountants in connection with any annual or interim audit made by them of the books of any Credit Party or any Subsidiary.

(i) Other Notices. Promptly after the transmission or receipt thereof, as applicable, copies of all material notices received or sent by any Credit Party or any Subsidiary to or from the holders of any Material Indebtedness or any trustee with respect thereto.

(j) Other Information. Promptly upon the reasonable request therefor, such other information or documents (financial or otherwise) relating to any Credit Party or any Subsidiary as the Lender may reasonably request from time to time.

Section 6.02 Books, Records and Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Credit Party or such Subsidiary, as the case may be, in accordance with GAAP; and (ii) permit officers and designated representatives of the Lender to visit and inspect any of the properties or assets of such Credit Party and/or its Subsidiaries in whomsoever’s possession, to examine the books of account of such Credit Party or such Subsidiary, as applicable, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Credit Parties and/or such Subsidiary, as applicable, with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

Section 6.03 [Reserved].

Section 6.04 Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of any Credit Party or any of its respective Subsidiaries; provided, however, that no Credit Party nor any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

Section 6.05 Corporate Franchises. Each Credit Party will, and will cause each of its Subsidiaries to, do, or cause to be done, all things necessary to preserve and keep in full force and effect its legal existence, rights and authority, qualification, franchises, licenses and permits except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.06 [Reserved].

Section 6.07 Compliance with Statutes, etc. Each Credit Party will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not be reasonably expected to have a Material Adverse Effect.

Section 6.08 Further Assurances.

(a) [Reserved].

(b) [Reserved].

(c) Further Assurances. The Credit Parties will, and will cause each of their respective Subsidiaries to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Lender may reasonably require. If at any time the Lender determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Borrowers shall promptly pay the same upon demand.

Section 6.09 Post-Closing Matters. The Credit Parties will execute and deliver the documents and complete the tasks set forth on Schedule 6.09, in each case within the time limits specified on such schedule and each Credit Party that is party to the NAB Transactional Facility must use its best endeavours to obtain NAB’s consent, within 30 days after the Closing Date to the granting of:

(a) the Liens by Peabody (Bowen) in favour of the Lender under the Bowen GSA; and

(b) the Liens by each other Credit Party in favour of the Lender, under the Post-Closing Security Agreements (if and when they are required to be granted).

If such consent is provided by NAB in respect of the Bowen GSA, Peabody (Bowen) Pty Ltd must provide to the Lender a duly executed and delivered counterpart of the Bowen GSA within 5 Business Days of receiving such consent.

Section 6.10 FIRB Application. Each of the Lender and the Credit Parties will, at the expense of the Borrowers:

(a) each use its best endeavours to prepare and, as soon as practicable and in any event on or before 30 June 2016, file an adequate and competent application with FIRB seeking confirmation that FIRB approves of or does not object to the Lender acquiring an interest in the Credit Parties either in part or as a group (FIRB Application);

(b) each use its reasonable endeavours to adequately and competently respond, or assist with any such response, to any requisitions or requests for further information or documents from FIRB in connection with the FIRB Application within the time period, if any, requested by FIRB; and

(c) in the case of each of the Credit Parties, provide the Lender with all information and documents and make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such information or documents reasonably requested by the Lender in connection with the FIRB Application (including, any information or document the Lender is required or requested to file in connection with the FIRB Application).

ARTICLE VII.

NEGATIVE COVENANTS

Each Credit Party hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Revolving Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full as follows:

Section 7.01 Changes in Business. No Credit Party nor any of their respective Subsidiaries shall engage in any business other than the businesses engaged in by the Credit Parties and their Subsidiaries on the Closing Date and any other business reasonably related thereto.

Section 7.02 Consolidation, Merger, Acquisitions, Asset Sales, etc. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any merger or consolidation, (iii) make or otherwise effect any Acquisition, (iv) make or otherwise effect any Asset Sale outside the ordinary course of business, or (v) agree to do any of the foregoing at any future time, except that, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, each of the following shall be permitted:

(a) the merger, consolidation or amalgamation of (i) a Borrower into another Borrower; (ii) any Subsidiary of a Borrower with or into a Borrower, provided such Borrower is the surviving or continuing or resulting Person; or (iii) any Subsidiary of a Borrower with or into any Guarantor, provided that the surviving or continuing or resulting corporation is a Guarantor;

(b) any Asset Sale by a Credit Party to any other Credit Party;

(c) any transaction permitted pursuant to Section 7.05;

(d) any Asset Sale to the extent that such property is exchanged substantially contemporaneously for credit against the purchase price of similar replacement property;

(e) a Parent or any Subsidiary may make the Asset Sales previously disclosed in writing to the Lender on or before the date hereof;

(f) the winding-up, liquidation or dissolution of Subsidiaries into a Credit Party or the winding up or deregistration of Peabody Energy Australia PCI Management Pty Ltd, Peabody Energy Australia PCI Financing Pty Ltd and/or Peabody Energy Australia PCI Exploration Pty Ltd;

(g) any Asset Sale which results from a pre-emptive or buy out right which is triggered as a result of (i) any Insolvency Event affecting Peabody Energy Corporation or any of its Subsidiaries incorporated in the United States of America or (ii) an “Event of Default” occurring under the US Credit Agreement (as that term is defined therein); and

(h) in addition to any Asset Sale permitted above, a Parent or any of its Subsidiaries may consummate any Asset Sale, provided that (i) the consideration for each such Asset Sale represents fair value and at least 80% of such consideration consists of cash; and (ii) the aggregate amount of all such Asset Sales made pursuant to this subpart during any fiscal year of the Borrowers shall not exceed $7,500,000 in any fiscal year and $30,000,000 in the aggregate for all such Asset Sales over the life of this Agreement.

Section 7.03 Liens. No Credit Party will, nor will any Credit Party permit its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of such Credit Party or such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a) any Standard Permitted Lien;

(b) Liens in existence on the Closing Date and extensions or renewals of such Liens, so long as such Liens being extended or renewed do not extend to any other property or assets other than replacements and the aggregate principal amount of Indebtedness secured by such Liens is not increased;

(c) Liens (i) that are placed upon fixed or capital assets acquired, constructed or improved by the Credit Parties or any of their respective Subsidiaries, provided that (A) such Liens only secure Indebtedness permitted by Section 7.04(b) or Section 7.04(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such Liens shall not apply to any other property or assets of the Credit Parties or any of their respective Subsidiaries; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets other than replacements;

(d) any Lien granted to the Lender securing any of the Obligations or any other Indebtedness of the Credit Parties under the Loan Documents;

(e) any Lien over receivables or other monetary assets and proceeds of such assets and related rights (including rights to returned goods) granted in connection with a sale or discounting of receivables permitted under Section 7.04, to secure obligations in relation to that arrangement so long as the principal amount of those obligations does not exceed the aggregate face amount of such receivables or other monetary assets; or

(f) in addition to any Lien pursuant to any of the foregoing subparts, Liens with respect to obligations that do not in the aggregate exceed $10,000,000 at any one time.

Section 7.04 Indebtedness. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Credit Parties or any of their respective Subsidiaries, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) the Indebtedness existing as of the date hereof, and any refinancing, extension, renewal or refunding of any such Indebtedness;

(c) (i) Indebtedness consisting of capital lease obligations or similar obligations of the Credit Parties and their Subsidiaries, (ii) Indebtedness secured by a Lien referred to in Section 7.03(c), and (iii) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof, provided, the aggregate outstanding principal amount of Indebtedness permitted by this subpart (c) shall not exceed $10,000,000 at any time;

(d) any intercompany loans and advances made by a Credit Party to any other Credit Party;

(e) Indebtedness constituting Guaranty Obligations permitted by Section 7.05;

(f) Indebtedness in respect of bid, performance or surety bonds issued for the account of a Credit Party or any Subsidiary in the ordinary course of business, including guarantees of obligations of such Person with respect to letters of credit supporting such bid, performance or surety obligations;

(g) Indebtedness arising from (i) honoring by a bank or other financial institution of a check or draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, and (ii) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(h) Indebtedness in respect of a sale or discounting of receivables, provided that there is no recourse for such indebtedness beyond the receivables collected;

(i) to the extent constituting Indebtedness, Investments permitted under Section 7.05(j);

(j) additional unsecured Indebtedness of the Credit Parties or any of their respective Subsidiaries to the extent not permitted by any of the foregoing clauses, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed $10,000,000 at any time.

Section 7.05 Investments and Guaranty Obligations. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, directly or indirectly, (i) make or commit to make any Investment or (ii) be or become obligated under any Guaranty Obligations, except:

(a) Investments by a Parent or any of its Subsidiaries in cash and Cash Equivalents;

(b) (A) Investments in the nature of Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties, (B) cross charges, Liens or security arrangements entered into in respect of a joint venture for the benefit of a participant, manager or operator of such joint venture, in each case, consistent with normal practices in the mining industry or (C) payments or other arrangements whereby the Borrower provides a loan, advance payment or guarantee in return for future coal deliveries;

(c) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

(d) a Parent and its Subsidiaries may create, acquire and hold receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(e) any Permitted Creditor Investment;

(f) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business;

(g) Investments existing as of the Closing Date;

(h) any Guaranty Obligations of the Credit Parties or any of their respective Subsidiaries in favor of the Lender pursuant to the Loan Documents;

(i) Investments of a Credit Party in any other Credit Party;

(j) Investments by a Credit Party or its Subsidiary in any Person that is not a Credit Party, only so long as at the time such Investment was made, (x) such Investment was (i) set forth in the most recently delivered (or required to be delivered) Cash Flow Projections, and (ii) such Cash Flow Projections mutually satisfactory to the Lender and the Borrowers and (y) no Default or Event of Default exists;

(k) (i) promissory notes and other similar non-cash consideration received by any Credit Party or its Subsidiaries in connection with Asset Sales not otherwise prohibited under this document and (ii) Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of any Credit Party or its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes or (C) the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(l) intercompany loans and advances permitted by Section 7.04(d);

(m) Investments of the Borrowers and their respective Subsidiaries in Hedge Agreements permitted to be entered into pursuant to this Agreement; and

(n) any Guaranty Obligation incurred by any Credit Party with respect to Indebtedness of another Credit Party that is permitted by Section 7.04.

Section 7.06 Restricted Payments. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Borrowers or any of their respective Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock); and

(b) (i) a Credit Party may declare and pay or make Capital Distributions to another Credit Party, (ii) any Subsidiary of a Credit Party may declare and pay or make Capital Distributions to a Credit Party, and (iii) any Subsidiary that is not a Credit Party may declare and pay or make Capital Distributions to any other Subsidiary, a Borrower or any Guarantor.

Section 7.07 Limitation on Certain Restrictive Agreements. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any “negative pledge” covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party or any of their respective Subsidiaries to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Credit Party or any such Subsidiary to make Capital Distributions or any other interest or participation in its profits owned by any Credit Party or any Subsidiary, or pay any Indebtedness owed to any Credit Party or any Subsidiary, or to make loans or advances to any Credit Party or any Subsidiary, or transfer any of its property or assets to any Credit Party or any Subsidiary, except for such restrictions existing as of the Closing Date or existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Section 7.03(c), (vi) customary restrictions affecting only a Subsidiary of a Borrower under any agreement or instrument governing any of the Indebtedness of a Credit Party permitted pursuant to Section 7.04, (vii) any document relating to Indebtedness secured by a Lien permitted by Section 7.03 insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, (ix) any operating lease or capital lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person; (x) any Asset Sale permitted under this Agreement; (xi) any customary provisions in joint venture agreements and other similar agreements applicable solely to such joint venture or the equity interests therein and (xii) any customary restrictions cash collateral imposed under contracts entered into in the ordinary course of business.

Section 7.08 Anti-Terrorism Laws. The Credit Parties shall not be subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits the Lender from making any advance or extension of credit to the Borrowers or from otherwise conducting business with the Borrowers.

Section 7.09 Modification of Certain Agreements. Amend, modify, waive or change in any manner any term or condition of the Organizational Documents of the Credit Parties, except amendments, modifications or changes that would not reasonably be expected to be material and adverse to the interests of the Lender.

Section 7.10 Fiscal Year. The Credit Parties shall not change their Fiscal Year end from December 31.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01 Events of Default. Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

(a) Payments: the Borrowers shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans; or (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans, any fees or any other Obligations; or

(b) Representations, etc.: any representation, warranty or statement made by the Borrowers or any other Credit Party herein or in any other Loan Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect (without duplication as to any materiality modifiers, qualifications, or limitations applicable thereto) on the date as of which made or furnished or deemed made or furnished; or

(c) Certain Covenants: the Credit Parties shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01, Section 6.05, Section 6.08 or Article VII of this Agreement; or

(d) Other Covenants: any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in Section 8.01(a), (b) or (c) above) and such default is not remedied within 30 days after the earlier of (i) an Authorized Officer of any Credit Party obtaining knowledge of such default or (ii) any Borrower receiving written notice of such default from the Lender (any such notice to be identified as a “notice of default” and to refer specifically to this paragraph); or

(e) Cross Default Under Other Agreements: any Credit Party or any of its Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or (ii) default in the observance or performance of any agreement or condition relating to any Material Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of any Credit Party or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); provided, notwithstanding the above, no Event of Default shall be deemed to have occurred under this clause (e) as a result of (x) any Insolvency Event affecting Peabody Energy Corporation or any of its Subsidiaries incorporated in the United States of America or (y) an “Event of Default” occurring under the US Credit Agreement (as that term is defined therein); or

(f) Invalidity of Loan Documents: any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Loan Document or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or the Lender fails to have; or

(g) Invalidity of Liens: any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect (other than in accordance with the terms hereof and thereof), or shall cease to give the Lender the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) or shall be asserted by any Credit Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on any Collateral covered thereby; or

(h) Judgments: (i) one or more judgments, orders or decrees (or any settlement of any claim that, if breached, could result in a judgment order or decree) shall be entered against any Credit Party and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $20,000,000 or more in the aggregate for all such judgments, orders, decrees and settlements for the Credit Parties and their Subsidiaries, and any such judgments or orders or decrees or settlements shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders, decrees or settlements shall be entered against any Credit Party and/or any of its Subsidiaries involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $20,0000,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

(i) Insolvency Event: any Insolvency Event shall occur with respect to (i) any Borrower; (ii) any other Credit Party or (iii) any of their other Subsidiaries having assets in excess of $5,000,000; or

(j) Change of Control: if there occurs a Change of Control; provided, notwithstanding the above, no Event of Default shall be deemed to have occurred under this clause (j) as a result of (x) any Insolvency Event affecting Peabody Energy Corporation or any of its Subsidiaries incorporated in the United States of America or (y) an “Event of Default” occurring under the US Credit Agreement (as that term is defined therein); or

(k) Post Closing Security Agreement. If the FIRB No Objection Notice has been obtained and the Credit Parties have not entered into a Post-Closing Security Document on terms and in form and substance satisfactory to the Lender (provided in each case that by entering into the Post-Closing Security Agreement neither the Lender nor the Credit Party would be in breach of any condition to the FIRB No Objection Notice) within 10 days of that FIRB No Objection Notice being obtained.

Section 8.02 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may take any or all of the following actions, without prejudice to the rights of the Lender to enforce its claims against the Borrowers or any other Credit Party in any manner permitted under applicable law:

(a) declare the Revolving Commitments terminated, whereupon the Revolving Commitment of the Lender shall forthwith terminate immediately without any other notice of any kind;

(b) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; or

(c) exercise any other right or remedy available under any of the Loan Documents or applicable law;

provided that, if an Event of Default specified in Section 8.01(i) shall occur, the result that would occur upon the giving of written notice by the Lender as specified in clauses (a), (b) and/or (c) above shall occur automatically without the giving of any such notice.

Section 8.03 Application of Certain Payments and Proceeds. All payments and other amounts received by the Lender through the exercise of remedies hereunder or under the other Loan Documents shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:

(i) first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Lender;

(ii) second, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans;

(iii) third, to the payment of that portion of the Obligations constituting unpaid principal of the Loans;

(iv) fourth, to the payment of all other Obligations of the Borrowers owing under or in respect of the Loan Documents that are then due and payable to the Lender; and

(v) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

ARTICLE IX.

RESERVED

ARTICLE X.

MISCELLANEOUS

Section 10.01 Payment of Expenses etc. Each Credit Party agrees to pay (or reimburse the Lender or its Affiliates, as the case may be) all of the following: (i) [reserved]; (ii) all reasonable and documented out-of-pocket costs and expenses of the Lender in connection with any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, any and all reasonable and documented costs or expenses incurred in connection with any pledge (other than in respect of the Security Agreement and any Post Closing Security Agreement) or release of Collateral after the Closing Date pursuant to the terms hereof); (iii) all costs and expenses of the Lender in connection with the enforcement of any of the Loan Documents or the other documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of any counsel to the Lender (including, without limitation, allocated costs of internal counsel); (iv) any and all present and future stamp and other similar taxes with respect to the foregoing matters (other than an assignment or transfer under Section 10.05) and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes; (v) all reasonable and documented costs and expenses of creating and perfecting Liens in favor of the Lender including filing and recording fees, expenses and amounts owed pursuant to Article III, search fees, title insurance premiums and fees, expenses and disbursements of counsel to the Lender and of counsel providing any opinions that the Lender may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (vi) all reasonable and documented costs and fees, expenses and disbursements of any auditors, accountants, consultants or appraisers whether internal or external; and (vii) all the actual costs and expenses (including the fees, expenses and disbursements of counsel (including allocated costs of internal counsel) and of any appraisers, consultants, advisors and agents employed or retained by the Lender and its counsel) in connection with the custody or preservation of any of the Collateral.

Section 10.02 Indemnification. Each Credit Party agrees to indemnify the Lender and its respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into, performance of any Loan Document and/or the enforcement of any right or remedy under any Loan Document (other than an assignment or transfer under Section 10.05) or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Loan Document and (ii) a breach of a Credit Party of the representations, warranties and covenants under the Loan Documents, including, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection therewith (but excluding any such losses, liabilities, claims, damages or expenses of any Indemnitee to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnitee, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Credit Party shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

Section 10.03 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender (including, without limitation, by branches and agencies wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party to the Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Lender agrees to promptly notify the Borrowers after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.04 Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subpart (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrowers or to any other Credit Party, to the Borrower Representative at 100 Melbourne Street, South Brisbane, Queensland, Australia 4101, Attn: Treasurer; and

(ii) if to the Lender, to it at the Notice Office.

(b) Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subpart (c) below shall be effective as provided in said subpart (c).

(c) Electronic Communications. Notices and other communications to the Lender hereunder and required to be delivered pursuant to Section 6.01(a) and (c) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Lender. The Lender and the Borrowers may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(d) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 10.04(a).

Section 10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior consent of the Lender and the Lender may not assign or transfer any of its rights or obligations hereunder without the prior consent of the Borrowers, provided that (x) no such consent of the Borrowers shall be required if an Event of Default shall have occurred and is continuing and (y) the Lender may, without the consent of the Borrowers, assign any of its rights hereunder by way of pledge of a security interest.

Section 10.06 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH CREDIT PARTY HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE CREDIT PARTIES IN CONNECTION HEREWITH OR THEREWITH; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND;

PROVIDED, FURTHER, THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(c) EACH CREDIT PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.04. EACH CREDIT PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN CLAUSE (b) ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY CREDIT PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH CREDIT PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. EACH CREDIT PARTY HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(d) THE LENDER AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR SUCH CREDIT PARTY IN CONNECTION THEREWITH. EACH CREDIT PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE LOAN DOCUMENTS.

Section 10.07 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower Representative and the Lender.

Section 10.08 Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof. To the extent that there is any conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement will prevail.

Section 10.09 Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.10 Amendment or Waiver. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Credit Parties and the Lender.

Section 10.11 Survival of Indemnities. All indemnities set forth herein including, without limitation, in Article III or Section 10.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.

Section 10.12 [Reserved.]

Section 10.13 Confidentiality.

(a) The Lender agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (1) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any direct or indirect contractual counterparty in any hedge agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section, (3) to the extent requested by any regulatory authority, (4) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided the Lender provides prompt notice to the Borrower Representative of such requirement to the extent permitted by applicable law, (5) to any other party to this Agreement, (6) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (7) with the prior written consent of the Borrower Representative, (8) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of, or participant in, any of its rights or obligations under this Agreement or (9) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section, or (ii) becomes available to the Lender on a non-confidential basis from a source other than a Credit Party and not otherwise in violation of this Section.

(b) As used in this Section, “Confidential Information” shall mean all information received from the Borrowers relating to the Borrowers or their businesses, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrowers.

(c) Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The Borrowers hereby agree that the failure of the Lender to comply with the provisions of this Section shall not relieve the Borrowers, or any other Credit Party, of any of their obligations under this Agreement or any of the other Loan Documents.

Section 10.14 Lender Not Fiduciary to Borrowers, etc. The relationship among the Borrowers and their respective Subsidiaries, on the one hand, and the Lender, on the other hand, is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with a Parent and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

Section 10.15 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Note and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Note, any disposition thereof by the holder thereof, and any investigation made by the Lender. All statements contained in any certificate or other document delivered to the Lender by or on behalf of the Credit Parties or any of their Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Lender.

Section 10.16 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.17 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

Section 10.18 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Applicable Margin to the date of repayment, shall have been received by the Lender.

Section 10.19 USA Patriot Act. The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow the Lender to identify the Borrowers in accordance with the USA Patriot Act.

Section 10.20 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Credit Parties and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Credit Parties in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Lender would otherwise have.

Section 10.21 General Limitation of Liability. Except as expressly set forth in Section 10.13, no claim may be made by any Credit Party or any other Person against the Lender or any of its Affiliates, directors, officers, employees, attorneys or agents for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and each Credit Party hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.

Section 10.22 No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Credit Parties, to any of their respective Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. Each Credit Party agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 10.23 Advertising and Publicity. Neither party shall issue or disseminate to the public (by advertisement, including without limitation any “tombstone” advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the credit or other financial accommodations made available by the Lender pursuant to this Agreement and the other Loan Documents without the prior written consent of the other party. Nothing in the foregoing shall be construed to prohibit any party hereto from making any submission or filing which it is required to make by applicable law or pursuant to judicial process; provided, that, such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process.

Section 10.24 Payments Set Aside. To the extent that the Lender receives a payment from or on behalf of any Borrower or any other Person, from the proceeds of any Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 10.25 Release of Guarantees and Liens. When this Agreement has been terminated and all of the Obligations have been paid in full (other than obligations in respect of contingent indemnity obligations) and the obligations of the Lender to provide additional credit under the Loan Documents have been terminated irrevocably, the Lender will, at the Borrowers’ sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of intellectual property, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary or advisable to release, as of record, the Lender’s Liens and all notices of security interests and liens previously filed by the Lender with respect to the Obligations.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Borrower

Executed by Peabody Energy Australia Coal Pty Ltd ACN 001 401 663 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of director

MARIA DA CONCEICAO DE SANTANA	CHARLES FREDERICK MEINTJES
Full name of director	Full name of director

Parents

Executed by Peabody Energy Australia Pty Ltd ACN 096 909 410 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

MARIA DA CONCEICAO DE SANTANA	CHARLES FREDERICK MEINTJES
Full name of director	Full name of director

Executed by PEAMCoal Pty Ltd ACN 152 004 772 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

MARIA DA CONCEICAO DE SANTANA	CHARLES FREDERICK MEINTJES
Full name of director	Full name of director

Guarantors

Executed by Burton Coal Pty Ltd ACN 064 159 977 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of director

GEOFFREY DAVID HARVEY	STEVEN JOHN HEDGES
Full name of director	Full name of director

Signed for and on behalf of Excel Equities International Pty Ltd ACN 075 481 953 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Helensburgh Coal Pty Ltd ACN 086 463 452 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Metropolitan Collieries Pty Ltd ACN 003 135 635 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Executed by Millennium Coal Pty Ltd ACN 089 566 021 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

GEOFFREY DAVID HARVEY	STEVEN JOHN HEDGES
Full name of director	Full name of director

Signed for and on behalf of North Goonyella Coal Mines Pty Ltd ACN 010 912 526 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Executed by Peabody Acquisition Co. No. 5 Pty Ltd ACN 158 298 250 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

MARIA DA CONCEICAO DE SANTANA	CHARLES FREDERICK MEINTJES
Full name of director	Full name of director

Signed for and on behalf of Peabody Australia Mining Pty Ltd ACN 002 818 699 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

MARIA DA CONCEICAO DE SANTANA

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody BB Interests Pty Ltd ACN 116 402 352 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Budjero Pty Ltd ACN 142 356 983 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Budjero Holdings Pty Ltd ACN 143 001 825 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody (Bowen) Pty Ltd ACN 010 879 526 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Executed by Peabody (Burton Coal) Pty Ltd ACN 077 679 513 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

GEOFFREY DAVID HARVEY	STEVEN JOHN HEDGES
Full name of director	Full name of director

Signed for and on behalf of Peabody Capricorn Pty Ltd ACN 117 316 793 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody CHPP Pty Ltd ACN 609 368 649 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Executed by Peabody COALSALES Australia Pty Ltd ACN 142 991 286 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

MARIA DA CONCEICAO DE SANTANA	GEOFFREY DAVID HARVEY
Full name of director	Full name of director

Executed by Peabody COALSALES Pacific Pty Ltd ACN 146 797 408 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

MARIA DA CONCEICAO DE SANTANA	GEOFFREY DAVID HARVEY
Full name of director	Full name of director

Executed by Peabody COALTRADE Australia Pty Ltd ACN 094 052 267 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

MARIA DA CONCEICAO DE SANTANA	GEOFFREY DAVID HARVEY
Full name of director	Full name of director

Executed by Peabody Coppabella Pty Ltd ACN 095 976 042 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

GEOFFREY DAVID HARVEY	STEVEN JOHN HEDGES
Full name of director	Full name of director

Executed by Peabody Custom Mining Pty Ltd ACN 109 159 471 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

GEOFFREY DAVID HARVEY	STEVEN JOHN HEDGES
Full name of director	Full name of director

Executed by Peabody Energy Australia PCI Pty Ltd ACN 096 001 955 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

MARIA DA CONCEICAO DE SANTANA	CHARLES FREDERICK MEINTJES
Full name of director	Full name of director

Signed for and on behalf of Peabody Energy Australia PCI Berrigurra Pty Ltd ACN 146 346 161 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Energy Australia PCI Equipment Pty Ltd ACN 080 410 359 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Energy Australia PCI Exploration Pty Ltd ACN 096 687 508 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Energy Australia PCI Financing Pty Ltd ACN 146 746 107 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Energy Australia PCI Management Pty Ltd ACN 096 687 491 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Energy Australia PCI Mine Management Pty Ltd ACN 113 889 928 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Energy Australia PCI Rush Pty Ltd ACN 128 817 461 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody (Kogan Creek) Pty Ltd ACN 101 562 580 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Moorvale Pty Ltd ACN 166 673 301 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Moorvale West Pty Ltd ACN 117 316 686 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Olive Downs Pty Ltd ACN 096 140 377 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody Pastoral Holdings Pty Ltd ACN 141 206 368 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody West Burton Pty Ltd ACN 117 316 695 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody West Rolleston Pty Ltd ACN 117 316 775 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Peabody West Walker Pty Ltd ACN 117 316 739 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

Signed for and on behalf of Wilpinjong Coal Pty Ltd ACN 104 594 694 by its attorney under a power of attorney dated 8 April 2016 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

GEOFFREY DAVID HARVEY

Full name of witness	Full name of attorney

GLOBAL CENTER FOR ENERGY AND HUMAN DEVELOPMENT, LLC, as Lender

By:	PEABODY INVESTMENTS CORP., its sole member

By:
		Name:	James A. Tichenor
		Title:	Vice President and Treasurer

Schedule 6.09

The Credit Parties will execute and deliver the documents and complete the tasks set forth in this Schedule 6.09, in each case within the time limits specified on this schedule. This does not limit any obligation that any Credit Party has to the Lender under the Security Agreement. Capitalized terms used in this schedule which are not otherwise defined in the Credit Agreement have the meaning given to them in the Security Agreement.

Item	Relevant clause reference – Specific Security Deed	Task	Time limit
1	Clause 5.8(g) of the Specific Security Deed dated on or about the date hereof between Peabody Energy Australia Pty PCI Pty Ltd ACN 096 001 955 and the Lender (Specific Security Deed)

If any Secured Property is located in New South Wales, Australia for stamp duty purposes, provide to the Lender:

•       sufficient funds to pay any necessary duty in respect of the Specific Security Deed; and

•       a duly completed and executed multi-jurisdictional mortgage statement in form and substance satisfactory to the Lender.

Within 3 months of the date of execution of the Specific Security Deed.
2	Clause 5.5(a)(i) of the Specific Security Deed	Deliver to the Lender all Title Documents in respect of any of the Secured Property.	Within 60 days of the date of the Specific Security Deed.
3	Clause 5.8(h) of the Specific Security Deed	Provide to the Lender executed stock transfer forms, undated and blank as to transferee and consideration, in relation to any investment instrument which is Secured Property.	Within 60 days of the date of the Specific Security Deed
4	Clause 5.8(a) of the Specific Security Deed	Provide to the Lender evidence that the constitution of the Company has been amended so as to remove any discretion of the directors of the Company to refuse to register a transfer of shares in the Company if an Event of Default has occurred under the Specific Security Deed and the Lender has enforced its rights under the Specific Security Deed.	Within 60 days of the date of the Specific Security Deed

Schedule 6.10

Subject to the terms of section 6.10, the Credit Parties will execute and deliver the documents and complete the tasks set forth in this Schedule 6.10, in each case within the time limits specified on this schedule. This does not limit any obligation that any Credit Party may have to the Lender under any Post-Closing Security Agreement. Capitalized terms used in this schedule which are not otherwise defined in the Credit Agreement have the meaning given to them in the relevant Post-Closing Security Agreement entitled or designated as a “General Security Deed” (in the case of Table A) or a “Specific Security Deed” (in the case of Table B).

Table A – General Security Deed

Item	Task	Time limit
1

If any Secured Property is located in New South Wales, Australia for stamp duty purposes, provide to the Lender:

•       sufficient funds to pay any necessary duty in respect of the General Security Deed; and

•       a duly completed and executed multi-jurisdictional mortgage statement in form and substance satisfactory to the Lender.

On the date of execution of the General Security Deed.
2	Provide to the Lender all Registration Details in respect of any item of the Grantor’s Serial Numbered Property which has a book value of A$5,000,000 or greater (or its equivalent).	Within 10 days of the execution of the General Security Deed.
3	Deliver to the Lender all Title Documents in respect of any of the Secured Property.	On the date of the date of the General Security Deed.
4	Provide to the Lender executed stock transfer forms, undated and blank as to transferee and consideration, in relation to any investment instrument which is Secured Property.	On the date of the date of the General Security Deed
5	To the extent still relevant, provide evidence to the Lender that the Grantor has used its best endeavours to obtain NAB’s consent to the granting of the security interests under the General Security Deed.	Within 30 days of the date of the General Security Deed

Table B – Specific Security Deed

Item	Task	Time limit
1

If any Secured Property is located in New South Wales, Australia for stamp duty purposes, provide to the Lender:

•       sufficient funds to pay any necessary duty in respect of the Specific Security Deed; and

•       a duly completed and executed multi-jurisdictional mortgage statement in form and substance satisfactory to the Lender.

On the date of the date of execution of the Specific Security Deed.

2	Deliver to the Lender all Title Documents in respect of any of the Secured Property.	On the date of the Specific Security Deed.
3	Provide to the Lender executed stock transfer forms, undated and blank as to transferee and consideration, in relation to any investment instrument which is Secured Property.	On the date of the Specific Security Deed
4	To the extent still required, provide evidence to the Lender that the Grantor has used its best endeavours to obtain NAB’s consent to the granting of the security interests under the General Security Deed.	Within 30 days of the date of the Specific Security Deed
4	Provide to the Lender evidence that the constitution of the Company has been amended so as to remove any discretion of the directors of the Company to refuse to register a transfer of shares in the Company if an Event of Default has occurred under the Specific Security Deed and the Lender has enforced its rights under the Specific Security Deed.	Within 10 days of the date of the Specific Security Deed

EXHIBIT A

NOTE

$250,000,000.00	, 2016
New York, New York

FOR VALUE RECEIVED, the undersigned Peabody Energy Australia Coal Pty Ltd ACN 001 401 663 (the “Borrower”), hereby promises to pay to Global Center for Energy and Human Development, LLC (the “Lender”) the principal sum of Two Hundred and Fifty Million Dollars ($250,000,000.00) or, if less, the then unpaid principal amount of all Revolving Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office on the Revolving Facility Termination Date.

This Note is one of the Notes referred to in the Credit Agreement, dated as of April [    ], 2016, by and between the Borrower, the Lender and the other parties party thereto from time to time (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. As provided in the Credit Agreement, this Note is subject to mandatory repayment prior to the Revolving Facility Termination Date, in whole or in part.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Facility Note, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS REVOLVING FACILITY NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Very truly yours,

Borrower

[Execution clause to be inserted]

EXHIBIT B

NOTICE OF BORROWING

            , 20

Global Center for Energy and Human Development, LLC

Attention:

Re:	Notice of Borrowing

Ladies and Gentlemen:

The undersigned, Peabody Energy Australia Coal Pty Ltd ACN 001 401 663 (the “Borrower”), refers to the Credit Agreement, dated as of April [    ], 2016 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and between the Borrower, Global Center for Energy and Human Development, LLC and the other parties party thereto from time to time, and hereby gives you notice, irrevocably, pursuant to Section 2.04(b) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection therewith sets forth on Annex 1 hereto the information relating to each such Borrowing (collectively the “Proposed Borrowing”) as required by Section 2.04(b) of the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects (or, in the case of any representation and warranty already subject to a materiality qualifier, true and correct), before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours,

Borrower

[Execution clause to be inserted]

Annex 1

to

Notice of Borrowing

1.	The Business Day of the Proposed Borrowing is [ ].

2.	The aggregate principal amount of the Loans to made pursuant to such Borrowing is [$ ].

EXHIBIT E

COMPLIANCE CERTIFICATE

            , 20

Global Center for Energy and Human Development, LLC

Attention:

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April [    ], 2016, by and between Peabody Energy Australia Coal Pty Ltd ACN 001 401 663 (the “Borrower”), Global Center for Energy and Human Development, LLC (the “Lender”) and the other parties party thereto from time to time (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined). Pursuant to Section 6.01(c) of the Credit Agreement, the undersigned hereby certifies to the Lender as follows:

(a) I am the duly elected [Chief Financial Officer] of the Borrower.

(b) I am familiar with the terms of the Credit Agreement and the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

(c) The review described in paragraph (b) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate.

Very truly yours,

Borrower

[Execution clause to be inserted]

Execution Version

Specific Security Deed

Peabody Energy Australia PCI Pty Ltd ACN 096 001 955

Global Center for Energy and Human Development, LLC

Execution Version

Table of Contents

Agreed terms		1

1.	Definitions and Interpretation	1

2.	Grant of Security	5

3.	Release of Secured Property	6

4.	Representations and Warranties	7

5.	Undertakings of the Grantor	8

6.	Enforcement	11

7.	Receiver	12

8.	Application and Receipts of Money	15

9.	Power of Attorney	18

10.	Protection	19

11.	Not used	19

12.	Saving Provisions	19

13.	PPSA	22

14.	General	23

Execution Version

Specific security deed

Date	April 13, 2016

Parties	Peabody Energy Australia PCI Pty Ltd ACN 096 001 955 (Grantor)

Global Center for Energy and Human Development, LLC (Secured Party)

Agreed terms

1.	Definitions and Interpretation

1.1.	Definitions

In this document:

Additional Securities means any Marketable Securities issued by the Company which, after the date of this document, become owned beneficially by the Grantor.

Attorney means an attorney appointed under this document, if any.

Company means Peabody West Burton Pty Ltd ACN 117 316 695.

Corporations Act means the Corporations Act, 2001 (Cth).

Credit Agreement means the agreement so named dated on or about the date of this document between, amongst others, the Grantor, the Company and the Secured Party.

Excluded Tax means any Tax imposed by any jurisdiction on the net income of the Secured Party.

Initial Securities means the Marketable Securities listed in schedule 1.

Marketable Securities means:

(a)	a “marketable security” as defined in the Corporations Act;

(b)	a negotiable instrument (within the ordinary meaning of that term);

(c)	any units (whatever called) in a trust estate which represent a legal or beneficial interest in any of the income or assets of that trust estate;

(d)	a right or interest in a partnership; and

(e)	a right or an option in respect of any of the above, whether issued or unissued.

Officer means:

(a)	in relation to the Grantor, a director of the Grantor;

(b)	in relation to the Secured Party, any officer, as that expression is defined in the Corporations Act, of the Secured Party; and

(c)	in relation to a Receiver or an Attorney which is a corporation, any officer, as that expression is defined in the Corporations Act, of that Receiver or Attorney.

Permitted Restriction means:

(a)	a Restriction disclosed in writing to, and consented to in writing by, the Secured Party on or before the date of this document (unless the consent was conditional and any of the conditions are not complied with); and

(b)	a Restriction created after the date of this document which was consented to by the Secured Party in writing on or before its creation (unless the consent was conditional and any of the conditions are not complied with).

Permitted Security Interest means:

(a)	each Security; and

(d)	a Permitted Lien,

which affects or relates to any of the Secured Property.

Power means any right, power, authority, discretion or remedy conferred on the Secured Party, Receiver or Attorney by this document or any applicable law.

PPS Law means:

(a)	the PPSA and any regulation made at any time under the PPSA, including the PPS Regulations (each as amended from time to time); and

(b)	any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a).

PPS Regulations means the Personal Property Securities Regulations 2010 (Cth).

PPSA means the Personal Property Securities Act 2009 (Cth).

Proceeds means all money (in whatever currency) and amounts payable to the Grantor or to which the Grantor is entitled now or in the future (whether alone or with any other person) on any account or in any way whatsoever under, or as holder of, any Marketable Securities in the Company or Rights, including distributions, dividends, bonuses, profits, return of capital, interest and all proceeds of sale (within the ordinary meaning of those words), redemption or disposal.

Receiver means a receiver or receiver and manager appointed under this document.

Registrar means the Registrar of Personal Property Securities administering the Personal Property Securities Register under PPS Law.

Relevant Currency means the lawful currency of the United States of America.

Restriction means any agreement, obligation or arrangement that restricts, or entitles another person to rights of pre-emption or refusal for, a sale, assignment or other dealing with Marketable Securities in the Company.

Rights means:

(a)	rights to acquire Marketable Securities in the Company arising because the Grantor has an interest in the Marketable Securities in the Company, including due to any allotment, offer, substitution, conversion, consolidation, reclassification, redemption, reconstruction, amalgamation, subdivision, reduction of capital, liquidation or scheme of arrangement in relation to any Marketable Securities in the Company; and

(b)	any other rights of the Grantor of any kind in connection with the Marketable Securities, including in relation to any Proceeds.

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Secured Money means all debts and monetary liabilities of the Grantor to the Secured Party under the Loan Documents, in any capacity irrespective of whether the debts or liabilities:

(a)	are present or future;

(b)	are actual, prospective, contingent or otherwise;

(c)	are at any time ascertained or unascertained;

(d)	are owed or incurred by or on account of the Grantor alone, or severally or jointly with any other person;

(e)	are owed to or incurred for the account of the Secured Party alone, or severally or jointly with any other person;

(f)	are owed to any other person as agent (whether disclosed or not) for or on behalf of the Secured Party;

(g)	are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground) losses, costs or expenses, or on any other account;

(h)	are owed to or incurred for the account of the Secured Party directly or as a result of:

(i)	the assignment to the Secured Party of any debt or liability of the Grantor; or

(ii)	any other dealing with any such debt or liability;

(i)	are owed to or incurred for the account of the Secured Party before the date of this document, before the date of any assignment of this document to the Secured Party by any other person or otherwise; or

(j)	comprise any combination of the above.

Secured Property means all of the Grantor’s present and future right, title and interest in, to, under or derived from:

(a)	all the Initial Securities;

(b)	all the Additional Securities; and

(c)	all the Rights,

irrespective, in each case, of the capacity in which the Grantor holds or comes to hold any of the same, including as trustee of any trust.

Security means the Security Interest created by this document.

Security Interest has the meaning given to the term “Lien” in the Credit Agreement.

Title Document means an original, duplicate or counterpart certificate or document of title or evidencing title to, or rights to acquire, possess, use or dispose of, any Secured Property including any share certificate.

Transfer means, in respect of any Marketable Securities in the Company, a document of transfer signed by the Grantor as transferee that is sufficient to transfer all the legal and beneficial ownership of those Marketable Securities to the Secured Party or its nominee.

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1.2.	Credit Agreement

(a)	Unless otherwise defined, capitalised terms used in this document have the meanings given to them in or for the purposes of the Credit Agreement.

(b)	This document is a “Loan Document” for the purposes of the Credit Agreement.

1.3.	PPS Law Definitions

Unless otherwise defined in this document, terms defined in the PPS Law have the same meaning in this document.

1.4.	Interpretation

In this document, headings are for convenience only and do not affect the interpretation of this document and, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include any gender;

(c)	other parts of speech and grammatical forms of a word or phrase defined in this document have a corresponding meaning;

(d)	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Authority;

(e)	a reference to any thing (including any right) includes a part of that thing;

(f)	a reference to a clause, party or schedule is a reference to a part and clause of, and a party, and schedule to, this document and a reference to this document includes any schedule;

(g)	a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to a party to a document includes that party’s successors and permitted assigns;

(j)	a reference to an agreement other than this document includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(k)	a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(l)	a reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind;

(m)	a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

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(n)	no provision of this document will be construed adversely to a Party solely on the ground that the Party was responsible for the preparation of this document or that provision;

(o)	a reference to “subsists” or any similar expression in relation to an Event of Default indicates an Event of Default which has not been remedied or waived in accordance with the terms of the Loan Documents; and

(p)	the phrase grant a security interest or grant a Security Interest includes to charge, mortgage, pledge, encumber, assign by way of security and transfer by way of security.

1.5.	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day, except as otherwise expressly provided for in the Credit Agreement.

1.6.	Inclusive expressions

Specifying anything in this document after the words include or for example or similar expressions does not limit what else is included unless there is express wording to the contrary.

2.	Grant of Security

2.1.	Security

The Grantor as beneficial owner grants a security interest in all of the Secured Property to the Secured Party to secure:

(a)	the performance of the Obligations; and

(b)	the due and punctual payment of the Secured Money.

2.2.	Priority

This security interest will operate as a first ranking Security Interest subject only to:

(a)	any Security Interests mandatorily preferred by law; and

(b)	any Security Interest created under a Permitted Security Interest which exists as at the date of this document.

2.3.	No agreement or consent to subordination, attachment or accessions

Nothing in this document may be construed as an agreement or consent by the Secured Party to:

(a)	subordinate the Security Interest created under this document in favour of any person (other than as expressly recognised under clause 2.2); or

(b)	defer or postpone the date of attachment of the Security Interest created under this document in any Secured Property.

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2.4.	Conversion

If an Event of Default occurs and during the period it subsists, the Secured Party may (subject to any Restriction) procure itself (or its nominee) to be registered as the holder of the Marketable Securities comprising the Secured Property (or any of them). To facilitate this, the Grantor:

(a)	irrevocably and unconditionally authorises the Secured Party to date and complete any Transfers and lodge those transfers for stamping and registration accompanied by, if certified, share certificates relating to those Transfers; and

(b)	must at that time, if the Secured Party requires, do everything in its power to assist the Secured Party (or its nominee) being registered as the holder of the shares, units or other Marketable Securities comprising the Secured Property (or any of them).

3.	Release of Secured Property

3.1.	Release

Subject to Clause 3.3, at the written request of the Grantor, the Secured Party must release the Secured Property from this document and the Security Interest created under it if:

(a)	the Secured Money have been paid in full; and

(b)	the Obligations have been fully observed and performed.

3.2.	Procedure for release

The Secured Party must effect any release of the Secured Property under Clause 3.1 by:

(a)	executing a deed of release confirming the release of the Secured Property from this document and the Security Interest created under it; and

(b)	at the election of the Grantor:

(i)	lodging with the Registrar a financing change statement amending the financing statement lodged by the Secured Party with respect to this document to reflect the release under Clause 3.1; or

(ii)	provide the Grantor with the token referrable to this document issued at the time of lodgement of the financing statement for this document with the Registrar and authorise the Grantor to use the token to lodge a financing change statement with the Registrar to amend the financing statement referrable to this document to reflect the release effected under Clause 3.1.

3.3.	Final Release

(a)	The Secured Party is not obliged to release the Secured Property from this document and the Security Interest created under Clause 3.1 if, at the time the requirements of Clause 3.1 are satisfied, the Secured Party is of the opinion that:

(i)	any Secured Money may be owed contingently or otherwise to the Secured Party or any Obligations are yet to be fully performed; or

(ii)	Secured Money will be owed or Obligations will need to be performed within a reasonable time after the date the Grantor requests the discharge of the Security Interest created under this document.

(b)	Clause 3.3(a) overrides any other Clause to the contrary in this document.

(c)	The parties intend that Clause 3.3(a)(ii) be severed from Clause 3.3(a) if Clause 3.3(a)(ii) is void or unenforceable under applicable law.

(d)	The parties do not intend Clause 3.3(c) to exclude the general law of severance from applying to this document.

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3.4.	Partial Release of Security Interest created under this document

(a)	The Secured Party may release a part of the Secured Property from the Security Interest created under this document at any time.

(b)	A release under Clause 3.4(a) does not adversely affect the Security Interest created under this document over other Secured Property.

3.5.	Reinstatement of Security Interest created under this document

(a)	The Grantor must do or cause to be done anything the Secured Party requires the Grantor to do to reinstate the Security Interest created under this document if anyone claims that money applied to satisfied Secured Money has to be repaid or refunded under any law after the Secured Property has been released.

(b)	A law referred to in Clause 3.5(a) includes a law about preferences, bankruptcy, insolvency or winding up.

(c)	The Secured Party may require the Grantor to sign documents under Clause 3.5(a).

(d)	If a claim referred to in Clause 3.5(a) is upheld or omitted, the Secured Party is entitled to the same rights, powers and remedies against the Grantor and the Secured Property as it would have had if the relevant money had not been applied to satisfy Secured Money and the Secured Property had never been released.

(e)	This Clause 3.5 survives release of the Secured Property from this document.

4.	Representations and Warranties

4.1.	Representations and Warranties

The Grantor gives the following representations and warranties.

(a)	It is not the trustee of any trust or settlement, or a partner in any partnership, which has not been disclosed in writing to the Secured Party and agreed to by the Secured Party in writing.

(b)	It obtains or will obtain commercial benefit in entering into this document and performing its obligations under it.

(c)	All Marketable Securities in the Company in existence as at the date of this document are fully paid up and validly issued and all Marketable Securities in the Company acquired after the date of this document will be fully paid up and validly issued at the time that it arises or comes into existence.

(d)	It has good right to grant a security interest in the Secured Property in the manner provided in this document and the Secured Property is free of all Liens other than in favour of the Secured Party, any other Permitted Security Interest or as expressly permitted by any Loan Document;

(e)	The Secured Party has received from the Grantor all information requested by the Secured Party to complete any financing statement (or financing change statement, if necessary) for this document and that the information is true and correct in all respects.

4.2.	Survival of representations and warranties

The representations and warranties set out in Clause 4.1:

(a)	survive the execution of this document; and

(b)	are given on execution.

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4.3.	Reliance

The Grantor acknowledges that it has not entered into this document in reliance on any representation, warranty, promise or statement made by the Secured Party or any person on behalf of the Secured Party other than as expressly disclosed in this document.

5.	Undertakings of the Grantor

5.1.	Credit Agreement

Each undertaking given in this Clause 5 is subject to the relevant provisions of the Credit Agreement and to the extent that the Grantor has complied with those provisions of the Credit Agreement then (notwithstanding any inconsistency between those provisions and this clause) it will be taken to have also complied with this clause.

5.2.	Performance under this document

The Grantor will satisfy, or procure the satisfaction of, the Obligations and will pay the Secured Money to the Secured Party when it is due and in the currency in which it is owed. For the purposes of section 14(6)(a) of the PPSA, this Clause 5.2 constitutes the method of payment application agreed by the Parties.

5.3.	Undertakings relating to Relevant Securities

The Grantor must:

(a)	comply with the following:

(i)	comply with the terms of each Permitted Restriction binding on it in respect of the Secured Property from time to time where non-compliance could reasonably be expected to have a Material Adverse Effect;

(ii)	not create or permit to exist any Restriction over any Secured Property other than a Permitted Restriction; and

(iii)	not release or vary any Permitted Restriction or waive the obligations of another person in relation to a Permitted Restriction;

(b)	immediately notify the Secured Party of any Rights, Proceeds or Marketable Securities in the Company acquired by or accruing to the Grantor, or to which the Grantor becomes entitled, after the date of this document; and

(c)	at the Grantor’s cost exercise or take up all Rights (other than for Proceeds) as directed by the Secured Party where, in the Secured Party’s opinion, failure to do so would be likely to materially lessen the value of, or prejudicially affect, the Secured Property and the rights of the Secured Party under Security Interest granted under this document.

5.4.	Voting powers and Proceeds

If the Marketable Securities in the Company are not registered in the Secured Party’s name and if no Event of Default subsists, the Grantor may do any of the following without the need for consent or direction from the Secured Party:

(a)	exercise any voting powers it has as holder of the Marketable Securities in the Company as it sees fit, provided that it does so prudently and does not otherwise cause or permit a breach of any of the Grantor’s other obligations under this document; and

(b)	retain and use in the ordinary course of its business any Proceeds (other than Proceeds from a reduction of capital, a buy-back of shares under a buy-back scheme or otherwise under a scheme of arrangement).

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However, if an Event of Default subsists, the rights of the Grantor under Clauses 5.4(a) and 5.4(b) immediately cease, and:

(c)	the Secured Party is entitled to exercise all voting rights in respect of all of the Marketable Securities in the Company to the exclusion of the Grantor; and

(d)	the Grantor must pay over amounts of any Proceeds, or otherwise must ensure that any Proceeds are paid directly, to the Secured Party to be applied in accordance with Clause 8.

Nothing in this Clause 5.4 obliges the Secured Party to vote or exercise other rights in relation to the Marketable Securities in the Company or to obtain any Proceeds, and the Secured Party will have no responsibility or liability for any loss arising due to the Secured Party’s failure or delay in so acting.

5.5.	Not used

5.6.	Title documents

(a)	Unless the Secured Party otherwise consents in writing, the Grantor must deposit with the Secured Party, or as the Secured Party directs, all the Title Documents in respect of any of the Secured Property which is the subject of this security interest:

(i)	within 60 days after the date of this document; and

(ii)	immediately on acquisition of any asset which forms part of the Secured Property.

(b)	Where title to any Marketable Securities included in Secured Property is evidenced by a certificate, the Grantor must obtain the issue of replacement certificates if the original certificates are lost or destroyed or believed by the Secured Party to be so.

(c)	Subject to Clause 5.6(d), the Secured Party may retain the Title Documents until the Secured Property is released from the Security Interest created by this document under Clause 3.

(d)	If the Security Interest created by this document is enforced, the Secured Party, Receiver or Attorney is entitled:

(i)	to deal with the Title Documents as if it was the absolute and unencumbered owner of the Secured Property to which the Title Documents relate; and

(ii)	in exercising a power of sale, to deliver any Title Document to a purchaser of the Secured Property to which it relates.

5.7.	Negative pledge

(a)	The Grantor must not create or permit to exist any Security Interest over any Secured Property other than under any Permitted Security Interest (or if by law its creation cannot be restricted, the Grantor must use its best endeavours to procure that the holder of the Security Interest first enters into priority arrangement in a form and substance acceptable to the Secured Party).

(b)	Unless otherwise permitted under this document, the Grantor must not, and must not agree to, or attempt to, sell, assign, transfer, dispose of, part with possession of, or otherwise deal with any of the Secured Property.

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(c)	Clause 5.7(b) does not apply to any Permitted Security Interest.

(d)	The Grantor must not, and must not agree to or attempt to, request or consent to the removal of any of the Secured Property from any register on which it is recorded or registered, or permit the Secured Property to become liable to cancellation, forfeiture, avoidance or loss.

5.8.	Proceeds

The Grantor and the Secured Party confirm and agree that the Security Interests under this document will extend to all proceeds from any disposal or dealing with the Secured Property (whether or not it is authorised under Clause 5.7). The Grantor agrees to do all things which the Secured Party requires (acting reasonably) to ensure that the Secured Party has a perfected Security Interest in any proceeds.

5.9.	Further assurances

The Grantor must do (and must procure that anyone else who has an interest in the Secured Property or who claims under or in trust for the Grantor does) whatever the Secured Party reasonably requires to:

(a)	better secure the Secured Property for payment of the Secured Money and performance or satisfaction of the Obligations and to enable the better exercise of any Power (including the granting of further specific security in the form required by the Secured Party and depositing with the Secured Party documents or evidence of titles and transfers in relation to investment instruments); and

(b)	perfect, preserve, maintain, protect, or otherwise give full effect to the Secured Property, this document or the Security Interest intended to be created under this document, and the priority of that Security Interest required by the Secured Party.

This includes:

(c)	anything the Secured Party reasonably requires in order for it to:

(i)	register and maintain (including renew before expiry) one or more financing statements in relation to any Security Interest created by this document;

(ii)	remove any financing statement which is registered against the Grantor in relation to any Security Interest in relation to the Secured Property; or

(iii)	obtain control of any Secured Property for the purpose of perfecting the Secured Party’s Security Interest in that Secured Property by control except where the Secured Party’s control of that Secured Property would reasonably be expected to unduly restrict the ability of the Grantor to conduct its ordinary business;

(d)	using reasonable endeavours to procure that any other person holding a Security Interest in all or any part of the Secured Property provides to the Secured Party such information in relation to that Security Interest as the Secured Party may reasonably request (unless the Grantor is contractually restricted from doing so);

(e)	perfecting or improving the Grantor’s title to, or other right or interest in, all or any part of the Secured Property;

(f)	facilitating the exercise of any right by the Secured Party or any Receiver or Attorney at any time or the realisation of the Secured Property following the occurrence of an Event of Default and while it subsists, including the exercise of all rights of inspection, requesting all Records and taking all necessary copies, which the Grantor is entitled to exercise, request or take;

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(g)	paying any Taxes on this document;

(h)	executing and delivering to the Secured Party transfer forms in relation to any of the Secured Property, undated and blank as to transferee and consideration; and

(i)	otherwise enabling the Secured Party to obtain the full benefit of the provisions of this document.

5.10.	Subsequent provision of perfection of Security Interests

Without limiting Clause 5.9, to the extent any Security Interest in any Secured Property is not able to be provided under this document or perfected on the date of this document, the Grantor must use commercially reasonable efforts to allow such Security Interest to be provided or perfected in such property within 60 days after the date of this document, or such longer period as the Secured Party reasonably agrees.

5.11.	Term of undertakings

Each of the Grantor’s undertakings in this Clause 5 continue in full force and effect from the date of this document until the Security Interest created under this document in respect of all the Secured Property is discharged under Clause 3.

6.	Enforcement

6.1.	When enforceable

If any Event of Default occurs then, during the period it continues, at the option of the Secured Party and despite any delay or previous waiver of the right to exercise that option,

(a)	each Security is immediately enforceable without the need for any demand or notice to be given to the Grantor or any other person;

(b)	the Secured Party may by notice to the Grantor declare that all or any part of the Secured Money is immediately due and payable. On receipt of that notice, the Grantor must pay that Secured Money immediately to the Secured Party; and

(c)	all Powers not previously exercisable become exercisable.

6.2.	Secured Party’s general powers

While an Event of Default subsists, regardless of whether the Secured Party has appointed a Receiver, the Secured Party may, without demand or notice to anyone (unless notice is expressly required under this document):

(a)	do all things that a secured party with a Security Interest in, or a mortgagee or an absolute owner of, the Secured Property can do; and

(b)	exercise all rights, Powers and remedies:

(i)	of a secured party with a Security Interest in, or a mortgagee or an absolute owner of, the Secured Property;

(ii)	conferred on a Receiver under the Corporations Act if appointed; or

(iii)	specified in Clause 6.4;

(c)	exercise all other Powers; and

(d)	appoint an agent or agents (whether severally, jointly or jointly and severally) and delegate the Powers (or any of them) to the agent or agents (as if the agent or agents were each appointed as a Receiver).

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6.3.	Secured Party’s PPSA powers – sections 123 and 128

Without limiting any other provision of this document or any Security, the Grantor agrees that, at any time while an Event of Default subsists, the Secured Party may (subject to section 109(3) of the PPSA):

(a)	seize any Secured Property; and

(b)	dispose of any Secured Property in such manner and generally on such terms and conditions as the Secured Party thinks desirable,

and otherwise do anything that the Grantor could do in relation to the Secured Property.

6.4.	Specific Powers

(a)	Without limiting Clauses 6.1 to 6.3 (inclusive), upon the occurrence of an Event of Default and while it subsists, the Secured Party may undertake any of the actions or otherwise exercise any of the powers which are listed in Clause 7.2 that a Receiver may exercise, whether in its own name or in the name of the Grantor or otherwise and whether or not it is in possession of the Secured Property.

(b)	The exercise of any Power by the Secured Party, Receiver or Attorney does not cause or deem the Secured Party, Receiver or Attorney:

(i)	to be a mortgagee in possession;

(ii)	to account as mortgagee in possession; or

(iii)	to be answerable for any act or omission for which a mortgagee in possession is liable.

6.5.	Assistance in realisation

Upon the occurrence of an Event of Default and while it subsists, the Grantor must take all action required by the Secured Party, Receiver or Attorney to assist any of them to realise the Secured Property and to exercise any Power including:

(a)	executing all transfers, assignments, and assurances of any of the Secured Property;

(b)	doing anything necessary or desirable under the law in force in any place where the Secured Property is situated;

(c)	giving all notices, orders, directions and consents which the Secured Party, Receiver or Attorney thinks expedient.

7.	Receiver

7.1.	Appointment of Receiver

Upon or at any time after the occurrence of an Event of Default and while it subsists, the Secured Party may:

(a)	appoint any person or any 2 or more persons jointly, or severally, or jointly and severally to be a receiver or a receiver and manager of the Secured Property;

(b)	remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver; and

(c)	fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Secured Property.

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7.2.	Powers of Receiver

Subject to any express exclusion by the terms of the Receiver’s appointment, a Receiver appointed over all or any part of the Secured Property, in addition to any powers conferred on the Receiver by applicable law, power to do any of the following:

(a)	manage, possession or control: to manage, enter into possession or assume control of any of the Secured Property;

(b)	sale: to sell or concur in selling any of the Secured Property to any person:

(i)	by auction, private treaty or tender;

(ii)	on such terms and special conditions as the Secured Party or the Receiver thinks fit;

(iii)	for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;

(iv)	in conjunction with the sale of any property by any other person; and

(v)	in one lot or in separate parcels;

(c)	grant options to purchase: to grant to any person an option to purchase any of the Secured Property;

(d)	acquire property: to acquire any interest in any property, in the name or on behalf of the Grantor, which on acquisition forms part of the Secured Property;

(e)	borrowings and security:

(i)	to raise or borrow any money, in its name or the name or on behalf of the Grantor, from the Secured Party or any person approved by the Secured Party in writing; and

(ii)	to secure money raised or borrowed under Clause 7.2(e)(i) by a Security Interest over any of the Secured Property, ranking in priority to, equal with, or after, the Security Interest created under this document;

(f)	surrender Secured Property: to surrender or transfer any of the Secured Property to any person;

(g)	exchange Secured Property: to exchange with any person any of the Secured Property for any other property whether of equal value or not;

(h)	delegate: to delegate to any person any Power of the Receiver;

(i)	perform or enforce documents: to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of the Grantor under, or otherwise obtain the benefit of:

(i)	any document, agreement or right which attaches to or forms part of the Secured Property; and

(ii)	any document or agreement entered into in exercise of any Power by the Receiver;

(j)	receipts: to give effectual receipts for all moneys and other assets which may come into the hands of the Receiver;

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(k)	take proceedings: to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of the Grantor, any proceedings including, but not limited to, proceedings in relation to any insurance in respect of any of the Secured Property;

(l)	insolvency proceedings: to make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Receiver thinks necessary or desirable including, but not limited to, attending and voting at creditors’ meetings and appointing proxies for those meetings;

(m)	execute documents: to enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Grantor including, but not limited to, bills of exchange, cheques or promissory notes for any of the purposes of this document;

(n)	make calls: to make calls on any member of the Grantor in respect of uncalled nominal or premium capital of the Grantor;

(o)	vote: to exercise any voting rights or powers in respect of any part of the Secured Property;

(p)	ability of Grantor: to do anything the Grantor could do in respect of the Secured Property; and

(q)	incidental power: to do anything necessary or incidental to the exercise of any Power of the Receiver.

7.3.	Nature of Receiver’s Powers

The Powers of the Receiver must be construed independently and no one Power limits the generality of any other Power. Any dealing under any Power of the Receiver will be on the terms and conditions the Receiver thinks fit.

7.4.	Status of Receiver after commencement of winding-up

(a)	The power to appoint a Receiver under Clause 7.1 may be exercised even if at the time an Event of Default occurs or if at the time a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of the Grantor.

(b)	If for any reason, including, but not limited to operation of law, a Receiver:

(i)	appointed in the circumstances described in Clause 7.4(a); or

(ii)	appointed at any other time,

ceases to be the agent of the Grantor upon or by virtue of, or as a result of, an order or a resolution being passed for the winding-up of the Grantor, then the Receiver immediately becomes the agent of the Secured Party.

7.5.	Notice of exercise of rights

The Secured Party, Receiver or Attorney is not required:

(a)	to give notice of the Security Interest created under this document to any debtor or creditor of the Grantor or to any other person;

(b)	to enforce payment of any money payable to the Grantor including, but not limited to, any of the debts or monetary liabilities charged by this document; or

(c)	to obtain the consent of the Grantor to any exercise of a Power.

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7.6.	Termination of receivership and possession

The Secured Party may, at any time, terminate the appointment of a Receiver and may, at any time, give up possession of the Secured Property.

8.	Application and Receipts of Money

8.1.	Order of application

(a)	Upon the occurrence of an Event of Default and while it subsists, all money received by the Secured Party, Receiver, Attorney or any other person acting on their behalf under this document may be appropriated and applied towards any amount and in any order that the Secured Party, Receiver, Attorney or that other person determines in its absolute discretion, to the extent not prohibited by law.

(b)	Failing a determination under Clause 8.1(a), the money must be applied in the following manner and order:

(i)	first, in payment of all amounts which, to the extent required by law, have priority over the payments specified in the balance of Clause 8.1(b);

(ii)	second, in payment of all costs, charges and expenses of the Secured Party, Receiver or Attorney incurred in or incidental to the exercise or performance or attempted exercise or performance of any Power;

(iii)	third, in payment of any other outgoings the Secured Party, Receiver or Attorney thinks fit to pay;

(iv)	fourth, in payment to the Receiver of his or her remuneration;

(v)	fifth, in payment and discharge, in order of their priority, of any Security Interests of which the Secured Party, Receiver or Attorney is aware and which have the priority to the Security Interest created under this document;

(vi)	sixth, in payment to the Secured Party towards satisfaction of the Secured Moneys and applied against interest, principal or any other amount the Secured Party, Receiver or Attorney thinks fit;

(vii)	seventh, in payment only to the extent required by law, in order of their priority, of other Security Interests in respect of the Secured Property of which the Secured Party, Receiver or Attorney is aware and which are due and payable in accordance with their terms; and

(viii)	eighth, in payment of the surplus, if any, without interest to the Grantor. The Secured Party, Receiver or Attorney may pay the surplus to the credit of an account in the name of the Grantor in the books of any bank carrying on business within Australia and having done so is under no further liability in respect of that surplus.

8.2.	Money actually received

In applying any money towards satisfaction of the Secured Moneys the Grantor is to be credited only with so much of the money which is available for that purpose and which is actually received by the Secured Party, Receiver or Attorney. The credit dates from the time of receipt.

8.3.	Amounts contingently due

(a)	If at the time of a distribution of any money under Clause 8.1 any part of the Secured Moneys is contingently owing to the Secured Party, the Secured Party, Receiver or Attorney may retain an amount equal to the amount contingently owing or any part of it.

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(b)	If the Secured Party, Receiver or Attorney retains any amount under Clause 8.3(a) it must place that amount on short-term interest bearing deposit until the amount contingently owing becomes actually due and payable or otherwise ceases to be contingently owing at which time the Secured Party, Receiver or Attorney:

(i)	may open a new account in the name of the Grantor in its books; or

(ii)	must apply the balance of the amount retained, together with any interest on the amount contingently owing, in accordance with Clause 8.1.

8.4.	Notice of a subsequent Security Interest

(a)	If the Secured Party receives actual or constructive notice of a subsequent Security Interest, the Secured Party:

(i)	may open a new account in the name of the Grantor in its books; or

(ii)	is regarded as having opened a new account in the name of the Grantor in its books,

on the date it received or was regarded as having received notice of the subsequent Security Interest.

(b)	From the date on which that new account is opened or regarded as opened:

(i)	all payments made by the Grantor to the Secured Party; and

(ii)	all financial accommodation and advances by the Secured Party to the Grantor,

are or are regarded as credited and debited, as the case may be, to the new account.

(c)	The payments by the Grantor under Clause 8.4(b) must be applied:

(i)	first, in reduction of the debit balance, if any, in the new account; and

(ii)	second, if there is no debit balance in the new account, in reduction of the Secured Moneys which have not been debited or regarded as debited to the new account.

8.5.	Secured Party’s statement of indebtedness

A certificate signed by any Officer of the Secured Party stating:

(a)	the amount of the Secured Moneys due and payable; or

(b)	the amount of the Secured Moneys, whether currently due and payable or not,

is prima facie evidence of that amount as at the date stated on the certificate or failing that as at the date of the certificate.

8.6.	Secured Party’s receipts

(a)	The receipt of any Officer of a Secured Party for any money payable to or received by the Secured Party under this document exonerates the payer from all liability to enquire whether any of the Secured Moneys have become payable.

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(b)	Every receipt of an Officer of a Secured Party effectually discharges the payer from:

(i)	any future liability to pay the amount specified in the receipt; and

(ii)	being concerned to see to the application of, or being answerable or accountable for any loss or misapplication of, the amount specified in the receipt.

8.7.	Conversion of currencies on application

In making an application under Clause 8.1, the Secured Party, Receiver or Attorney may itself or through its bankers purchase one currency with another in the manner and amounts and at the times it thinks fit, whether or not the purchase is through an intermediate currency, or spot or forward.

8.8.	Payments in gross

Any payment which the Grantor is required to make under this document must be:

(a)	without any set-off, counter-claim or condition; and

(b)	without any deduction or withholding for any Tax or any other reason unless the Grantor is required to make a deduction or withholding under applicable law.

8.9.	Additional payments

(a)	All payments made by the Grantor under this document will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or in the future imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”).

(b)	The Grantor will indemnify and hold harmless the Secured Party, or reimburse the Secured Party, upon its written request, for the amount of any Taxes imposed on and paid by the Secured Party with respect to such payments. The Grantor will furnish to the Secured Party within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Secured Party, evidencing such payment by the Grantor.

(c)	If the Secured Party determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes as to which indemnification has been paid by the Grantor pursuant to this Clause 8.9, it shall promptly remit such refund (including any interest received in respect thereof), net of all reasonable and documented out-of-pocket costs and expenses, to the Grantor; provided, however, that the Grantor agrees to promptly return any such refund (plus interest) to the Secured Party in the event the Secured Party is required to repay such refund to the relevant taxing authority. The Secured Party shall provide the Grantor with a copy of any such notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. The Secured Party shall apply for any such refund upon the reasonable request and at the expense of the Grantor.

8.10.	Not used

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8.11.	Amounts payable on demand

Subject to the relevant provisions of the Credit Agreement, if an amount payable under this document is not expressed to be payable on a specified date, that amount is payable by the Grantor on demand by the Secured Party.

8.12.	Currency of payments

The Grantor must make each payment under this document in the Relevant Currency.

9.	Power of Attorney

9.1.	Appointment of Attorney

In consideration of the Secured Party entering into this document, the Grantor irrevocably appoints each Receiver and each Officer of the Secured Party severally its attorney for the purposes set out in Clause 9.2.

9.2.	Purposes of appointment

The Attorney may, in its name or in the name of the Grantor, Secured Party or Receiver, at any time after the occurrence of an Event of Default and while it subsists do any of the following:

(a)	do any thing which ought to be done by the Grantor under this document;

(b)	exercise any right, power, authority, discretion or remedy of the Grantor under:

(i)	this document; or

(ii)	any agreement forming part of the Secured Property;

(c)	do anything which in the opinion of the Secured Party, Receiver or Attorney is necessary or expedient for securing or perfecting the Security Interest created under this document;

(d)	execute in favour of the Secured Party any legal mortgage, transfer, assignment and any other assurance of any of the Secured Property;

(e)	execute deeds of assignment, composition or release;

(f)	sell or otherwise part with the possession of any of the Secured Property;

(g)	exercise any Rights and voting rights in respect of the Relevant Securities, and direct payment of all Proceeds in accordance with this document; and

(h)	generally, do any other thing, whether or not of the same kind as those set out in Clause 9.2(a) to 9.2(g), which in the opinion of the Secured Party, Receiver or Attorney is necessary or expedient:

(i)	to more satisfactorily secure to the Secured Party the payment of the Secured Moneys; or

(ii)	in relation to any of the Secured Property.

9.3.	Delegation and substitution

The Attorney may, at any time, for any of the purposes in Clause 9.2, appoint or remove any substitute or delegate or sub-attorney.

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10.	Protection

10.1.	Protection of third parties

No person dealing with the Secured Party, Receiver or Attorney is:

(a)	bound to enquire whether:

(i)	the Security Interest created under this document has become enforceable;

(ii)	the Receiver or Attorney is duly appointed; or

(iii)	any Power has been properly or regularly exercised; or

(b)	affected by express notice that the exercise of any Power was unnecessary or improper.

10.2.	Protection of the Secured Party, Receiver and Attorney

The Secured Party, Receiver or Attorney is not liable for any loss or damage directly or indirectly from:

(a)	any omission or delay in the exercise or non-exercise of any Power; or

(b)	the neglect, default or dishonesty of any manager, Officer, employee, agent, accountant, auctioneer or solicitor of the Grantor.

10.3.	Application of Clause 10.2

Clause 10.2 does not apply:

(a)	in respect of the Secured Party, to any loss or damage which arises from the wilful default, fraud or gross negligence of the Secured Party; and

(b)	in respect of a Receiver or Attorney, to any loss or damage which arises from the wilful default, fraud or gross negligence of the Receiver or Attorney.

11.	Not used

12.	Saving Provisions

12.1.	Statutory powers

(a)	The powers of the Secured Party under this document are in addition to any powers the Secured Party has under applicable law.

(b)	To the extent not prohibited by law, before enforcing this document or exercising any Power, the Secured Party is not required to give any notice or allow the expiration of any time to any person.

12.2.	Continuing security

The Security Interest created under this document is a continuing security despite any settlement of account or any other thing until the Secured Party has given a release of the Security Interest created under this document in respect of all the Secured Property under Clause 3.

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12.3.	No merger of security

(a)	Nothing in this document merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(i)	any Security Interest in favour of the Secured Party at any time; or

(ii)	any right, power, authority, discretion or remedy which the Secured Party may have against the Grantor or any other person at any time.

(b)	No other Security Interest held by the Secured Party in any way prejudicially affects any right, Power, authority, discretion or remedy of the Secured Party under this document.

12.4.	Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly:

(a)	lessens or otherwise varies or affects in favour of the Grantor any obligations under this document; or

(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise by the Secured Party, Receiver or Attorney of any Power,

is negatived and excluded from this document and all relief and protection conferred on the Grantor by or under that legislation is also negatived and excluded.

12.5.	Conflict

Where any right, power, authority, discretion or remedy of the Secured Party, Receiver or Attorney under this document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, the powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

12.6.	Consent of Secured Party

Whenever the doing of any thing by the Grantor is dependent upon the consent or approval of the Secured Party, the Secured Party may withhold its consent or approval or give it conditionally or unconditionally in its absolute discretion unless expressly stated otherwise. Any conditions must be complied with by the Grantor.

12.7.	Principal obligations

The Security Interest created under this document is:

(a)	a principal obligation and is not ancillary or collateral to any other Security Interest or other obligation however created; and

(b)	independent of, and unaffected by, any other Security Interest or other obligation however created which the Secured Party may hold at any time in respect of the Secured Moneys.

12.8.	No obligation to marshal

Before the Secured Party enforces the Security Interest created under this document, it is not required to marshal or to enforce or apply under, or appropriate, recover or exercise:

(a)	any Security Interest held, at any time, by the Secured Party; or

(b)	any moneys or assets which the Secured Party, at any time, holds or is entitled to receive.

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12.9.	Non-avoidance

If any payment by the Grantor to the Secured Party is at any time avoided for any reason including, but not limited to, any legal limitation, disability or incapacity of or affecting the Grantor or any other thing, and whether or not:

(a)	any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

(b)	any thing was or ought to have been within the knowledge of the Secured Party,

that Grantor:

(c)	as an additional and independent obligation, indemnifies the Secured Party against that avoided payment but only to the extent that this indemnity can be satisfied out of the Secured Property; and

(d)	acknowledges that any liability of the Grantor under this document and any Power is the same as if that payment had not been made.

12.10.	Rights and liabilities not affected

The rights given to the Secured Party under this document (including Clause 5.2), and the Grantor’s liabilities under it, are not affected by any act or omission of the Secured Party or any other person (irrespective of the consent or knowledge or lack of knowledge, of the Secured Party, the Grantor, or any other person of any event described in this clause or any rule of law or equity to the contrary). For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)	varying or replacing in any way and for any reason any agreement or arrangement under which the Obligations are expressed to be owing (such as by adding, replacing or changing the purpose of a facility, increasing a facility limit or extending the term of a facility including in connection with a restructuring or refinancing of the Obligations);

(ii)	releasing the Grantor or any other person or giving the Grantor or any other person a concession (such as more time to pay);

(iii)	releasing, losing the benefit of, or not obtaining any Security Interest or negotiable instrument:

(A)	by which the obligations of any person who guarantees any Credit Party’s obligations may not be enforceable;

(B)	by which any person who was intended to guarantee the Grantor’s obligations does not do so, or does not do so effectively;

(C)	by which a person who is a co-surety or co-indemnifier for payment of the Obligations or Secured Money is discharged under an agreement or by operation of law;

(D)	by which any Security Interest which could be registered is not registered;

(b)	a person dealing in any way with a Security Interest, guarantee, indemnity, judgment or negotiable instrument;

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(c)	the death, mental or physical disability or insolvency of any person including the Grantor;

(d)	changes in the membership, name or business of any person;

(e)	acquiescence or delay by the Secured Party or any other person; and

(f)	an assignment of rights in connection with the Obligations or Secured Money.

13.	PPSA

13.1.	Waiver

Without limiting any other provision of this document, the Grantor waives its right to receive any verification statement (or notice of any verification statement) in respect of any financing statement or financing change statement relating to any Security Interest created under this document.

13.2.	Chapter 4 and additional rights

Without limiting Clause 13.1, the Grantor and the Secured Party agree that, to the extent permitted by law and in respect of this document and the Security Interest created under this document or a Security:

(a)	the Grantor and the Secured Party need not comply with:

(i)	the Secured Party’s obligation to:

(A)	dispose of or retain Secured Property under section 125 of the PPSA; and

(B)	include details of amounts paid to other secured parties in a statement of account under section 132(3)(d) of the PPSA;

(ii)	(without limiting Clause 3.1) section 142 of the PPSA; and

(iii)	section 143 of the PPSA;

(b)	The Grantor and the Secured Party need not comply with the Grantor’s rights to (and the Grantor waives its rights to):

(i)	receive notice of the Secured Party’s proposal to dispose of Secured Property under section 130 of the PPSA;

(ii)	receive a statement of account under section 132(4) of the PPSA; and

(c)	The Grantor and the Secured Party need not comply with Part 4.3 of the PPSA (other than sections 126, 128, 129(1), 133, 134(1), 138B and 138C) if that Part would apply by virtue of section 116(2) of the PPSA and section 109(3) of the PPSA.

13.3.	Other rights

Where the Secured Party have Powers in addition to, or existing separately from, those in Chapter 4 of the PPSA, those Powers will continue to apply and are not limited or excluded (or otherwise adversely affected) by the PPSA. This is despite Clause 13.2 or any other provision of this document.

13.4.	Confidentiality agreement

The parties agree that the Grantor and the Secured Party will not disclose any of the information set out in section 275(1) of the PPSA in relation to this document or any Security

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Interest created under this document to any person (except that the Secured Party may do so where required due to the operation of section 275(7) of the PPSA or in accordance with another provision of this document).

14.	General

14.1.	Performance by Secured Party of the Grantor’s obligations

If the Grantor defaults in fully and punctually performing any obligation contained or implied in this document, the Secured Party may, without prejudice to any Power do all things necessary or desirable, in the opinion of the Secured Party, to make good or attempt to make good that default to the satisfaction of the Secured Party.

14.2.	Grantor to bear cost

Any thing which must be done by the Grantor under this document, whether or not at the request of the Secured Party, is to be done at the cost of the Grantor.

14.3.	Governing law and jurisdiction

(a)	Subject to Clause 14.3(b), this document is governed by the laws of Queensland.

(b)	Clause 14.3(a) does not apply to the extent that a Security Interest is created under this document in any personal property described in Section 237(2) of the PPSA, in which case the law determined by the PPSA governs the Security Interest in that property.

14.4.	Prohibition and enforceability

(a)	Any provision of, or the application of any provision of, this document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)	Any provision of, or the application of any provision of, this document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

14.5.	Waivers

(a)	Waiver of any right arising from a breach of this document or of any Power arising upon default under this document or upon the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(i)	a right arising from a breach of this document or the occurrence of an Event of Default; or

(ii)	a Power created or arising upon default under this document or upon the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)	A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this document or on a default under this document or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

(d)	A party may not rely on any conduct of another Party as a defence to exercise of a right or Power by that other Party.

(e)	This Clause 14.5 may not itself be waived except by writing.

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14.6.	Variation

A variation of any term of this document must be in writing and signed by the parties.

14.7.	Cumulative Rights

The powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Secured Party, Receiver or Attorney.

14.8.	Assignment

(a)	The Secured Party must not assign its rights under this document without the prior consent of the Grantor provided that:

(i)	no such consent of the Grantor shall be required if an Event of Default has occurred and is subsisting; and

(ii)	the Secured Party may, without the consent of the Grantor, assign any of its rights under this document by way of pledge of a security interest.

(b)	The Grantor must not assign any of its rights under this document without the prior written consent of the Secured Party.

14.9.	Counterparts

This document may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower Representative and the Secured Party.

14.10.	Multiple persons comprising the Grantor

If more than one person is named as comprising the Grantor:

(a)	(joint and several liability) each person comprising the Grantor will be liable jointly and severally for the payment of all of the Secured Money and for the performance of all of the other obligations of the Grantor under this document; and

(b)	(enforcement) the Secured Party may enforce this document against any one or more of the persons comprising the Grantor without affecting the liability of any other person or persons comprising the Grantor and without enforcing this document against all of them.

Each person who enters this document as a person comprising the Grantor will be bound by it, even though one or more of the persons named as comprising the Grantor may not have executed this document, may not be bound by it or may be released from it.

14.11.	Further assurances

The Grantor must execute any document and take any other action required by the Secured Party to give effect to this document and to give effect to the transactions the subject of this document.

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Schedule 1 - Initial Securities

Name and address of Company	ACN	Description of Marketable Securities
Peabody West Burton Pty Ltd	117 316 695	1 ordinary share

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Executed as a deed Grantor

Executed by Peabody Energy Australia PCI Pty Ltd ACN 096 001 955 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

MARIA DA CONCEICAO DE SANTANA	CHARLES FREDERICK MEINTJES
Full name of director	Full name of director

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Secured Party

GLOBAL CENTER FOR ENERGY AND HUMAN DEVELOPMENT, LLC, as Lender

By:	PEABODY INVESTMENTS CORP., its sole member

By:
		Name:	James A. Tichenor
		Title:	Vice President and Treasurer

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